EXHIBIT 99.1

FORM 6-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Report of Foreign Issuer

Pursuant to Rule 13a-16 or 15d-16 of
the Securities Exchange Act of 1934

For June 30, 2003

Commission File Number: 333-13096

AES DRAX HOLDINGS LIMITED

18 Parkshot
Richmond
Surrey TW9 2RG
England
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F X	Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ________

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ________

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes	No X

If “Yes” is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b):82-________

AES DRAX HOLDINGS LIMITED

INDEX

Item

1.	Proposed Restructuring Terms for Senior Secured Creditors (including form of Third Standstill Agreement Between the Registrant and AES Drax Power Limited, AES Drax Limited, AES Drax Financing Limited, AES Drax Electric Limited, AES Drax Acquisition Limited, as Guarantors, The AES Corporation, Certain Senior Bondholders named herein, JPMorgan Chase Bank, as Eurobond Trustee, The Bank of New York, as Senior Bond Trustee, Deutsche Bank AG London, as Senior Agent, Deutsche Trustee Company Limited, as Intercreditor Agent, National Westminster Bank PLC, as LC Facility Agent, JPMorgan Chase Bank, as Security Trustee)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AES DRAX HOLDINGS LIMITED

Date: June 30, 2003	By:	/s/ John Turner
Name: John Turner Title: Director

2

ITEM 1

AES DRAX HOLDINGS LIMITED

PROPOSED RESTRUCTURING TERMS FOR SENIOR SECURED CREDITORS

FORWARD-LOOKING STATEMENTS

Certain statements included in this document are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “expects,” “may,” “intends,” “will,” “should” or “anticipates” or the negative forms of other variations of these terms of comparable terminology, or by discussions of strategy. Future results covered by the forward-looking statements may not be achieved. Forward-looking statements are subject to risks uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, AES Drax Holdings Limited identified some of these risks, uncertainties and other important factors in its Form 20-F for the year ended December 31, 2002 under “Key Information—Risk Factors” and “Operating and Financial Review and Prospects”.

You should also consider, among others, the following important factors:

  general economic and business conditions in the UK;
  changes in governmental regulations affecting the Drax Power Station and the UK electric power industry generally, including changes in the New Electricity Trading Arrangements (“NETA”). NETA was implemented on March 27, 2001;
  general industry trends;
  changes to the competitive environment;
  power prices and resource availability and pricing;
  changes in business strategy, development plans or vendor relationships in the market for power in the UK;
  that AES Drax Power Limited’s principal hedging arrangement relating to power sales has been terminated, and it is currently operating as a fully-merchant plant;
  since December 12, 2002, the AES Drax Companies (as defined below) are operating under standstill arrangements with, inter alios, certain of its senior creditors (initially under the “Original Standstill Agreement”, and, after expiry thereof on May 31, 2003, under the “Further Standstill Agreement” which became effective June 9, 2003). The Further Standstill Agreement is scheduled to terminate on June 30, 2003;
  availability, terms and deployment of capital;
  interest rate volatility;
  changes in currency exchange rates, inflation rates and conditions in financial markets;
  availability of qualified personnel; and
  a change in the interpretation of the tax law.

These forward-looking statements speak only as of the date of this document. AES Drax Holdings Limited does not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this document, and it does not assume any responsibility to do so.

RECENT DEVELOPMENTS

The following describes certain recent developments with respect to AES Drax Holdings Limited (“Drax Holdings”). More detailed information on the events leading up to these developments can be found in Drax Holdings’ filings on Form 6-K made with the SEC since 24 October 2002, as well as in its Form 20-F for the year ended 31 December 2002 (referred to herein as the “2002 Annual Report”) which was filed with the SEC on 16 May 2003, and in particular in the section of the 2002 Annual Report entitled “Information on the Company—Significant Developments During 2002 and Recent Developments”. A copy of such filings are available online through the SEC’s EDGAR system at www.sec.gov.

Status on the discussions on the restructuring proposal

On 9 June, 2003, Drax Holdings, AES Drax Power Limited (“Drax Power”), AES Drax Acquisition Limited, AES Drax Financing Limited and other subsidiaries of Drax Holdings (together, the “ AES Drax Companies”), The AES Corporation (“AES”), the Eurobond Trustee and the Senior Bond Trustee, amongst others, entered into an agreement (the “Further Standstill Agreement”) on substantially similar terms to the Standstill Agreement entered into between the same parties on 12 December, 2002 (the “Original Standstill Agreement”) which terminated on 31 May, 2003. The purpose of the Further Standstill Agreement, which expires on 30 June, 2003, was to provide a further period of a month during June 2003 for the AES Drax Companies, the steering committee (the “Bank Steering Committee”) representing the syndicate of banks (the “Senior Banks”) which financed the £1,725 million secured bonds due 2015 (the “Eurobonds”) issued by Drax Holdings to finance the acquisition of the Drax power station, the ad hoc committee (the “Ad Hoc Bond Committee” and, together with the Steering Committee, the “Senior Creditors Committees”) formed by certain holders of 9.07% Senior Secured Bonds due 2025 and 10.41% Senior Secured Bonds due 2020 issued by Drax Holdings (together the “Senior Bonds”) and AES to carry on further discussions in order to agree the more detailed terms of a restructuring (the “Restructuring”) of the secured debt of the AES Drax Companies on the basis of the Restructuring Principles which were agreed at the end of May. For more information on these discussions see the Form 6-K filed by Drax Holdings with the SEC on 30 May, 2003 and for a copy of the Further Standstill Agreement see the Form 6-K filed by Drax Holdings with the SEC on 12 June, 2003.

During the month of June, substantial discussions have taken place among the Senior Creditors Committees, the AES Drax Companies and AES. Substantial progress was made to agree more detailed terms of the Restructuring based on the Restructuring Principles and each of the Senior Creditors Committees, the AES Drax Companies and AES support a Restructuring based upon the Restructuring Proposal (a summary of which is set out in Section 1 and the detailed terms of which are set out in Section 2). Substantial progress has also been made in discussions with the banks with whom either Drax Holdings, in the case of the cross-currency swaps, or Drax Power, in the case of the interest rate swaps, has entered into hedging agreements (the “Interest Rate Hedging Banks” and the “Currency Swap Hedging Banks”, and together, the “Hedging Banks”) in relation to the treatment of the hedging agreements under the terms of the Restructuring. The Senior Banks financed the Eurobonds through a loan to InPower Limited (“InPower”), a special purpose company incorporated in Jersey. The Restructuring will involve a restructuring of the debt of InPower reflecting the changes in the debt of Drax Holdings. InPower is aware of the outline of the Restructuring Proposal, and will need to agree to those elements which involve it. Although the Restructuring Proposal provides detailed terms of the proposed restructuring of the secured debt of Drax Holdings, it does not represent and is subject to all the terms, conditions, covenants and other provisions to be included in the definitive documentation for the Restructuring which is expected to be complex and which will form the basis of the schemes of arrangement on which relevant creditors will be asked to vote (see Section 3 below).

Important Notice

As each of the Senior Creditors Committees, the AES Drax Companies and AES support the implementation of a Restructuring on the basis of the Restructuring Proposal, Drax Holdings is making public the Restructuring Proposal by filing this Form 6-K for the benefit of Senior Bondholders and other parties who are interested in the Restructuring but who have not taken part in the discussions, and to enable the Senior Bondholders to make an informed decision with respect to the request for an extension of the standstill period, as set out in more detail below. As part of the discussions with the Senior Creditors Committees, the AES Drax Companies have supplied them with various supporting data for the purposes of evaluating any restructuring proposal. Although this Restructuring Proposal takes account of such supporting data as Drax Holdings and the Senior Creditors Committees deemed relevant, this Restructuring Proposal does not purport to be complete and is qualified in its entirety by further information envisaged to be provided (see “Further Actions if consent is obtained for the July Standstill Agreement” below).

Request for an extension of the standstill period

As the Further Standstill Agreement expires on 30 June, 2003, Drax Holdings wishes to seek the requisite consent of the holders of the Senior Bonds and the Senior Banks to enter into a new standstill agreement (the “July Standstill Agreement”) which will give effect to an extension of the standstill period until 31 July, 2003. The July Standstill Agreement, which is attached as Exhibit A, is on terms substantially the same as the Further Standstill Agreement save that if the Eurobond Trustee gives notice to the Senior Bond Trustee, AES and the AES Drax Companies after the July Standstill Agreement has become effective but prior to its expiry, the standstill period thereunder can be extended to 14 August, 2003.

Following discussions among the Senior Creditors Committees, the AES Drax Companies and AES for a number of months, and with support for a Restructuring on the basis of the Restructuring Proposal from the Senior Creditors Committees and AES, Drax Holdings considers that it is now an appropriate time to inform all the holders of the Senior Bonds (in addition to the Ad Hoc Bond Committee) and all the Senior Banks of the terms of the Restructuring Proposal to provide all such holders and banks with a period to consider the terms of such Restructuring Proposal. The extension would thus provide the stability desired whilst such consideration takes place.

The Bank Steering Committee has informed Drax Holdings that the Senior Banks have approved the entry into of the July Standstill Agreement.

Each member of the Ad Hoc Bond Committee has informed Drax Holdings that it supports and consents to the entry into of the July Standstill Agreement.

Drax Holdings has been informed that AES supports and will agree to the July Standstill Agreement.

Payment of interest due on 30 June 2003

Interest payments of £9,070,000 and $15,739,920 will fall due on the Senior Bonds on 30 June, 2003 and an interest payment will fall due on the Eurobonds on 30 June, 2003. Drax Holdings will pay interest on the Senior Bonds which falls due on 30 June, 2003 and will partially pay the interest coupon which falls due on the Eurobonds on 30 June, 2003. The partial payment made to InPower, the holder of the interest coupons on the Eurobonds, will be sufficient for InPower to make payment of interest of approximately £26 million on the loans made by the Senior Banks to InPower. In addition, InPower will make the payment of interest on the basis of the “margin” on the loans that was in effect on 13 October, 2002 . Therefore, Drax Holdings will not be liable to pay the Equalisation Fee referred to in the Original Standstill Agreement and the Further Standstill Agreement to the holders of the Senior Bonds. No payment of principal will be made to the Senior Banks on 30 June, 2003.

The Original Standstill Agreement and the Further Standstill Agreement contained terms which provide for the Eurobond Trustee (at the ultimate direction of the Senior Banks) to forbear the enforcement of security in respect of the partial payment of the interest coupon which fell due on 31 December 2002. The July Standstill Agreement includes additional terms which provide for the Eurobond Trustee to forbear the enforcement of security in respect of the partial payment of the interest coupon which falls due on 30 June, 2003.

In addition, on 30 June 2003 Drax Holdings will make scheduled payments to the Currency Swap Hedging Banks of approximately £9.385 million against a receipt of $15,739,920 from the Currency Swap Hedging Banks to pay interest on the dollar denominated Senior Bonds and Drax Power will make net payments to the Interest Rate Hedging Banks of approximately £7.73 million.

Further Actions if consent is obtained for the July Standstill Agreement

As mentioned above, although the Restructuring Proposal provides detailed terms of the proposed restructuring of secured debt of Drax Holdings, it does not represent and is subject to all the terms, conditions, covenants and other provisions to be included in the definitive documentation for the Restructuring, which is expected to be complex. Further, it is expected that the Restructuring Proposal will be implemented by way of schemes of arrangements (which involves court proceedings) in England, the Cayman Islands and Jersey. Given the time required to agree the detailed documentation for the Restructuring and for the court proceedings to take place, Drax Holdings currently estimates that the Restructuring will take approximately 5 months to complete from the end of July.

Accordingly, if consent is obtained from the Senior Banks and the requisite majority of holders of the Senior Bonds for the entry into of the July Standstill Agreement, Drax Holdings currently expects that it will, prior to the expiry of the July Standstill Agreement, seek the consent of such holders and banks for an extension of the standstill period to December 2003 in order to provide for time for the implementation of the Restructuring. The consent to the July Standstill Agreement does not in any way require the holders of the Senior Bonds or the Senior Banks to grant such further extension of the standstill period and consent will be separately sought for such extension.

On or about 14 July, 2003 the Senior Banks and the holders of the Senior Bonds will receive additional information about the Restructuring which will include, among other things, financial projections together with more detailed terms of the Restructuring and its relationship to the financial projections as well as some additional details of the Restructuring Proposal. Such information will also include a copy of the long term standstill agreement (the “Long Term Standstill”).

It is expected that, on the basis of this information sent to the Senior Banks, the holders of the Senior Bonds and the Hedging Banks, the Long Term Standstill supporting the Restructuring Proposal as described in this Form 6-K will be in effect prior to the end of the July Standstill Agreement.

Contact Details

Close Brothers, financial adviser to the Ad Hoc Bond Committee and Milbank, Tweed, Hadley & McCloy, legal adviser to the Ad Hoc Bond Committee, will host a conference call on 2 July, 2003 at 1700h (London time) to discuss with Senior Bondholders the contents of the July Standstill Agreement and the Restructuring Proposal. The UK dial-in telephone number is 0845-245-0547. The non-UK dial-in telephone number is +44-1452-567-208. The chairperson is Martin Gudgeon. The call will be recorded and will be available for playback for a period of 7 days following the call on +44 (0) 1452-55-00-00 (PIN: 080927#). For further information, Senior Bondholders should contact David Riddell (Close Brothers): +44 (0)20 -7655-3203, Martin Gudgeon (Close Brothers): +44 (0)20-7655-3171, Tom Siebens (Milbank Tweed): +44 (0)20-7448-3034 or Simon Davies (Milbank Tweed): +44 (0)20-7448-3052.

SECTION 1

THE RESTRUCTURING PROPOSAL

1.1 BACKGROUND TO THE RESTRUCTURING PROPOSAL

In accordance with the terms of the Original Standstill Agreement, the AES Drax Companies provided a business plan and a Restructuring proposal to the Senior Creditors Committees. Drax Holdings published portions of such Restructuring proposal on a Form 6-K filed on 11 April, 2003.

During the standstill period covered by the Original Standstill Agreement, the Senior Creditors Committees, with the help of their financial advisers, undertook a substantial review of the operations of the Drax power station during its transition to the merchant trading environment. Together with Drax Power and Drax Holdings, the Senior Creditors Committees engaged Ilex Energy Consulting Limited, independent power market consultants, and Stone & Webster, independent engineering consultants, in order to receive independent information on the potential future operations of the Drax power station.

Following the review and subsequent negotiations, the Senior Creditors Committees, Drax Holdings and AES reached agreement on Restructuring Principles towards the end of May as disclosed in the Form 6-K filing made by Drax Holdings on 30 May, 2003 and again on 9 June, 2003. The Restructuring Proposal is based on the Restructuring Principles and each of the Senior Creditors Committees, the AES Drax Companies and AES support a Restructuring to be implemented on the terms set out in the Restructuring Proposal. Substantial progress has also been made in discussions with the Hedging Banks in relation to the treatment of the hedging agreements under the terms of the Restructuring. The Senior Banks financed the Eurobonds through a loan to InPower, a special purpose company incorporated in Jersey. The Restructuring will involve a restructuring of the debt of InPower reflecting the changes in the debt of Drax Holdings. InPower is aware of the outline of the Restructuring Proposal, and will need to agree to those elements which involve it.

1.2 CURRENT DEBT STRUCTURE

The current senior secured indebtedness owed by Drax Holdings to the Secured Creditors is summarised in the table at 1.2.2 below.

1.2.1 Current Senior Secured Creditors

The Secured Creditors are as follows:

(i) the Senior Banks through their security interests over the assets of InPower which subscribed for the Eurobonds and to which the Senior Banks extended a bank facility (the “Bank Facility”, and the loan thereunder is the “Bank Loan”) with an outstanding principal amount of £842,555,000;

(ii) the holders of the Senior Bonds (the “Senior Bondholders”); and

(iii) the Interest Rate Hedging Banks and the Currency Swap Hedging Banks.

1.2.2 Senior Secured Indebtedness1

Debt	Principal Amount	Final Maturity	Interest Rate

Bank Loans owed to Senior Banks	£842,555,000	2015	Libor plus
(serviced through interest coupons			3.0%[3]
under the Eurobonds and the
Harich Swaps)[2]

10.41% Senior Secured Bonds	U.S.$302,400,000	2020	10.41%
due 2020

9.07% Senior Secured Bonds	£200,000,000	2025	9.07%
due 2025

Hedge TerminationPayments	Up to approx.	Not applicable	Not applicable
	£91,400,000[4]

The structure of current financing arrangements is set out in “Diagram 1 - Current Structure” at the end of this Restructuring Proposal.

[1]	The indebtedness set out in the table table above has, directly or indirectly, the benefit of first ranking security interests over the assets and revenues of the AES Drax Companies.

[2]	The interest coupons (the “Eurobond Coupons”) are held by InPower and secured for the benefit of the Senior Banks in respect of InPower’s indebtedness under the Bank Facility. The Eurobond Coupons are stripped from the principal of the Eurobonds (the “Corpus”). Payments on the Eurobond Coupons are used by InPower to pay interest and principal on the Bank Loan. In addition, InPower has entered into a swap with Harich BV (“Harich”) with the intent that InPower receives funds sufficient to pay interest and principal on the Bank Loan. Harich has entered into a swap on essentially identical terms with Drax Power. These two swaps are the Harich Swaps. The structure of the Eurobonds and Harich Swaps were designed to enhance the cashflow available for debt service. The Corpus only has the benefit of security over the assets and revenues of the AES Drax Companies which ranks below the senior secured indebtedness set out in the table above and will be unaffected by the proposed Restructuring.

[3]	The margin of 3% above Libor is the margin to which the Senior Banks are entitled under the Bank Loan given the current credit rating of the AES Drax Companies. However, as noted in the paragraph “Payment of interest due on 30 June 2003” under the section “Recent Developments”, interest with a margin of 2.2% was paid to the Senior Banks on 31 December 2002 and interest will be paid at the same rate to the Senior Banks in respect of the interest falling due on 30 June 2003.

[4]	Based upon the most recent indicative valuation of the termination sum payable by Drax Holdings or Drax Power (as applicable) upon the termination of the existing interest rate or cross-currency hedging agreements. Substantial progress has been made in discussions with the Hedging Banks as to the actual treatment of their hedge positions in this Restructuring. It has been agreed that part of the hedge positions will be terminated. The indicative hedge termination payments, if all positions were to be terminated, are included in the above table. The termination value of hedge contracts is subject to market prices and may therefore increase or decrease from the estimate included in this document.

1.3 PROPOSED DEBT STRUCTURE

1.3.1 Proposed Debt Structure

The Restructuring reflected in this Proposal involves replacing the existing senior secured debt with new secured debt, as well as providing the Secured Creditors with equity, as summarised below.

Debt	Sterling Equivalent		Final Maturity	Interest Rate
	Principal Amount

A-1 Debt	£400,000,000		2015	Libor plus 2.5%

A-2 Debt	Up to £460,000,000	[5]	2015	Libor plus 3.0%

B Debt	£338,400,000	[6]	2020	Libor plus 3.0%

C Debt	Up to £135,455,000	[7]	2025	Libor plus 5.0%

Total Debt	Up to £1,333,855,000

Equity	100% ownership
	(indirect) of
	Drax power station

Credit Support Facility	£60-100 million	[8]

Interest Rate Hedging	All of Tranche A-1 interest
	and some of Tranche A-2
	interest is likely to be hedged
	through a partial
	restructuring of the existing

[5]	The amount ofA -2 Debt outstanding immediately following the Restructuring will be lower to the extent that the Cash-out Option is exercised by Secured Creditors.

[6]	This is the aggregate amount of the TXU Claim (net of VAT payable in respect thereof). See section 1.8 - The TXU Claim. There is no assurance that the full amount of the TXU Claim will ultimately be recovered.

[7]	The amount of the C Debt outstanding immediately following the Restructuring will be equal to the sum of the debts owed to the Senior Creditors (as set out in the table in section 1.2.2 above), less the sum of the other tranches of the Restructured Debt and will be lower to the extent that (a) the cash-out option is exercised by Secured Creditors and (b) the hedging contracts with Hedging Banks are not terminated. The figure shown is based on an exchange rate of $1.512 = £1, the Fed Funds Rate on 27th July, 2000 being the rate applicable on the issue of the Senior Bonds. The actual exchange rate used will be that as at a reference date prior to the Restructuring. The termination value of hedge contracts is subject to market prices and may therefore increase or decrease from the estimate included in this document.

[8]	To be finalised following agreement of a revised Electricity Trading Policy for the AES Drax Companies. In addition, it is intended that at completion of the Restructuring a balance of up to £50m will be available to Drax Power for working capital purposes, subject to the cashflow cycle.

swaps with the Interest Hedging Banks[9]

1.3.2 Right to Receive Pro Rata Share of Restructured Debt

One over-riding principle in the Restructuring is that for each £1 of senior secured indebtedness owed to a Secured Creditor such Secured Creditor will be entitled to the same participating interest in each of the tranches of debt. Accordingly, each Senior Bank, Senior Bondholder and Hedging Bank (to the extent their hedging agreement is terminated) will be allocated, in proportion to its current relative holdings of the Bank Loan, Senior Bonds or rights to Hedge Termination Payments, as the case may be:

(a) participations in A-1 Debt and B Debt; and

(b) the right to receive either:

(i) participations in A-2 Debt and C Debt (together with the A-1 Debt and B Debt, the “Restructured Debt”); or

(ii) cash pursuant to the exercise by such Secured Creditor of its Cash-out Option described in section 1.4 - The Cash-out Option below.

Participations in the Restructured Debt will take the form of either direct loan participations as lenders in the Restructured Debt (the “Restructuring Loans”) or as indirect participations by way of a holding of Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes (the “Restructuring Notes”) issued by a special purpose vehicle (“Jersey Newco”), which will hold the corresponding direct participations as a lender of the Restructuring Loans.

The financing structure that would result from the Restructuring Proposal is set out in “Diagram 2 - Proposed Financing Structure” at the end of this Restructuring Proposal10.

1.3.3 Secured Creditors’ Right to All Equity

[9]	Discussions continue with the Hedging Banks as to the actual treatment of their hedge positions in the Restructuring. It is currently proposed that the hedge positions will be restructured such that all of tranche A-1 Debt interest and a significant element of tranche A-2 Debt will be hedged at the market rate for 2004 and 2005 with a gradual increase of the fixed rate payable by the Drax Companies rising to no greater than 6.5% (calculated on the basis of current interest rates) until 2015. The remainder of the hedge positions will be terminated, and Restructured Debt will be allocated in respect of the termination sums.

[10]	The proposed financing structure set out in Diagram 2 envisages that the Eurobonds and Harich Swaps structure will stay in place as such structure optimises the cashflow available for debt service and the amounts payable by the AES Drax Companies to InPower under such structure will broadly be utilised to service the A-1 Debt and the A-2 Debt. It further envisages that the liability of theAES Drax Companies under the Senior Bonds will be cancelled and instead Drax Holdings will issue further debt instruments (“Further Eurobonds”) to InPower such that together with payments under the Eurobonds and Harich Swap structure, to the extent cashflows are available and in accordance with the Cash Flow Waterfall, InPower will have sufficient funds to pay each tranche of the Restructured Debt. Each Secured Creditor will in turn be entitled to participations in A-1 Debt and B-Debt and the right to receive either participations in A-2 Debt and C Debt or cash through the exercise of the Cash-out Option described in section 1.4 - The Cash-out Option.

The Secured Creditors will, under the terms of this Restructuring Proposal, have the right to become indirect owners of the whole of the equity of Drax Power in proportion to their holdings of C Debt. See section 1.6 - Drax Power Station Ownership.

This Restructuring Proposal does not provide for any consideration to be provided to AES, other than to the extent that AES makes available funds to enable the Cash-out Option to be exercised (see section 1.4 - The Cash-out Option) and to the extent of payments which AES will receive for services provided under the terms of a Technical Services and Management Agreement.

1.3.4 Restructured Debt in Tranches

The Restructured Debt has been separated into tranches in order to provide for:

(a) a first ranking tranche of debt11, the A-1 Debt, of £400 million with the following scheduled amortisation profile and a final maturity date of 2015:

Year	Amortisation (£ million)[12]

2007	10

2008	20

2009	55

2010	55

2011	55

2012	55

2013	50

2014	50

2015	50

Interest on A-1 Debt will be payable on a semi-annual basis. A-1 Debt will have the benefit of certain prepayment rights as well as a Debt Service Reserve Account funded at completion of the Restructuring to an amount equal to the interest payments falling due on the two interest payment dates following the

[11]	This is subject to the priority of the Credit Support Facility (see section 1.5 - Electricity Trading Credit Support ) and to the finalisation of the priority in relation to interest rate hedging going forward.

[12]	Each annual scheduled amortisation shown above will be payable in two equal instalments on the semi-annual interest payment dates in each such year, provided that there will only be one payment in 2015.

Restructuring and, thereafter, funded in accordance with the Cash Flow Waterfall to a level equal to the interest and scheduled principal payments on the A-1 Debt falling due on the two interest payment dates following the relevant interest payment date;

(b) a second ranking tranche, the A-2 Debt, of up to £460 million which will have no fixed amortisation profile. Interest on the A-2 Debt will be payable on a semi-annual basis after payment of interest on the A-1 Debt, scheduled principal payments on the A-1 Debt, and a cash sweep into the Debt Service Reserve Account to ensure a required balance equal to 12 months interest payments on A-1 Debt.

Tranche A-2 interest will also benefit from a 1.0 x look-forward test/reserve of at least six months. If there are insufficient funds to pay interest on the A-2 Debt, interest will be deferred. Repayment of the principal on the A-2 Debt will not occur prior to the principal amount of the A-1 Debt reducing to below £200m and will, thereafter, be dependent upon there being sufficient funds available for such purpose in accordance with the Cash Flow Waterfall as described in section 2.2 - Cash Flow Waterfall;

(c) a third ranking tranche, the B Debt, of £338.4 million whose primary source of repayment will be payments made in relation to the TXU Claim (described in section 1.8 - The TXU Claim below) and will have first ranking security over the TXU Claim. Interest will accrue on the B Debt and will be paid in accordance with the Cash Flow Waterfall, where it ranks behind scheduled A-1 Debt payments and, inter alia, interest on the A-2 Debt and deposits to a debt service reserve account to ensure a required balance equal to 12 months interest and scheduled principal payment on the A-1 Debt.

B Debt will have the benefit of a 1.0 x look-forward test/reserve of at least six months. If there are insufficient funds to pay interest on the B Debt, interest will be deferred.

Proceeds of the TXU Claim will be used to repay the principal amount of the B Debt and interest thereon. The principal amount outstanding of the B Debt will only otherwise be repaid once the A-1 Debt and the A-2 Debt have been repaid in full. See section 2.2 - Cash Flow Waterfall for further details; and

(d) a fourth ranking tranche, the C Debt, of up to £135.455 million that will not receive cash payments of interest or principal until the A-1 Debt, A-2 Debt and B Debt have been repaid in full. Unpaid interest on the C Debt will be capitalised.

All Restructured Debt will accrue interest as from 1 July, 2003 (see section 1.4.5 - Accrual of Interest)

1.4 THE CASH-OUT OPTION

1.4.1 Option to sell A-2 Debt and C Debt

As part of the Restructuring, each Secured Creditor will have an option (the “Cash-out Option”) to sell, at a discount, all, but not less than all, of its participation in the A-2 Debt and the C Debt. Any such sales will be completed concurrently with the issuance of the Restructured Debt. Secured Creditors who elect to participate in the Cash-out Option must do so in respect of the full amount of both their C Debt and the A-2 Debt to which they would otherwise be entitled as part of the Restructuring. A Secured Creditor that exercises its Cash-out Option will forego any right to receive Equity (as defined in section 1.6.1 - Ownership below) for any C Debt sold in the Cash-out Option.

The Cash-out Option is designed to provide Secured Creditors with the alternative to realise immediate cash value for the holding of A-2 Debt, C Debt and Equity which would otherwise be allocated to them. Following discussions with some of the Senior Creditors, Drax Holdings believes that this option may be attractive to certain Secured Creditors.

1.4.2 Discount Price

Under the Cash-out Option, the discount price for a Secured Creditor’s participation in C Debt will be 1% of its principal amount. The discount price for a Secured Creditor’s participation in A-2 Debt will be 47% of its principal amount.

1.4.3 Source of Funds

Two sources of funds will be available to make payments to Secured Creditors who elect to accept the Cash-out Option (“Cash-out Funds”). The amount which will be available to the AES Drax Companies (after taking into account fees and expenses in connection with the Restructuring) and working capital requirements (up to a maximum of £50m, subject to the cashflow cycle) is that amount of cash (the “Project Funds”) in excess of funds required to make payment in full of amounts in the Cash Flow Waterfall down to and including A-2 Debt interest on 31 December, 2003 and, therefore, is yet to be finally determined. Up to £60,000,000 is to be made available by AES (the “AES Funds”). The Cash-out Funds will be made available as follows:

(a) the first £15,000,000 of Cash-out Funds will be provided by the AES Drax Companies from Project Funds;

(b) the next £15,000,000 of Cash-out Funds will be provided by AES from AES Funds; and

(c) the next £30,000,000 (or such lesser amount equal to twice the remaining Project Funds) of Cash-out Funds will be provided by AES from AES Funds and the AES Drax Companies from Project Funds in equal amounts;

(d) thereafter, Cash-out Funds will be provided by the AES Drax Companies from Project Funds, until Project Funds are exhausted; and

(e) thereafter, Cash-out Funds will be provided by AES from AES Funds, until AES Funds are exhausted.

1.4.4 Consequences of Cash-out Option

To the extent that Project Funds are used to purchase participations in C Debt and A-2 Debt under the Cash-out Option, the outstanding amount of such debt will be retired,

thereby deleveraging the Drax project. To the extent that AES purchases participations in C Debt and A-2 Debt, it will become a Secured Creditor holding Restructured Debt. In addition, AES would have the option to receive Equity in proportion to the amount of C Debt it purchases.

If Cash-out Funds are insufficient to make payments in full to all of the Secured Creditors who elect to accept the Cash-out Option (each, an “Electing Secured Creditor”), then each Electing Secured Creditor will be “scaled back”. All Cash-out Funds will be used so that each Electing Secured Creditor will sell its A-2 Debt and C Debt pro rata to its claim as a Secured Creditor relative to the aggregate of claims of all Electing Secured Creditors. Each Electing Secured Creditor will then receive A-2 Debt and C Debt which remains unsold under its exercise of the Cash-out Option and, therefore, a corresponding portion of the Equity.

1.4.5 Accrual of Interest

No interest will be paid in respect of the debt to be compromised in the Restructuring which is held by the Senior Banks and the holders of the Senior Bonds for the period from and including 1 July, 2003 to the completion of the Restructuring. However, interest will accrue in respect of the Restructured Debt as from 1 July 2003 as if such debt had been issued on such date, and will be paid in accordance with the Cash Flow Waterfall. In respect of those Secured Creditors who exercise the Cash-out Option, interest on the A-2 Debt which would otherwise be payable in respect of the period from 1 July to date of receipt of Cash-out Funds will be paid to them at the same time as the payment of their Cash-out Funds. For the Secured Creditors exercising the Cash-out Option, no interest will be paid for such period in respect of the C-Debt.

1.5 ELECTRICITY TRADING CREDIT SUPPORT

Drax Power estimates that it will require credit support of up to approximately £60-100 million to support its electricity trading following the Restructuring. The amount of credit support required will depend on the trading strategy which it is required to follow after the Restructuring. Under the terms of the Restructuring, Drax Power will no longer be required to provide cash collateral as credit support, thus making cash available to the Drax power station for other working capital purposes and, among other things, to fund the Cash-out Option.

To remove the requirement for cash collateral, the terms of the Restructuring contemplate that a facility (the “Credit Support Facility”) will be made available to Drax Power by one or more credit support providers (the “ Credit Support Lenders”). The Credit Support Lenders would have a first priority ranking security interest over all of the property, assets and shares of the AES Drax Companies other than the TXU Claim, in respect of which the B Debt lenders would rank first.

1.6 DRAX POWER STATION OWNERSHIP

1.6.1 Ownership

The indirect ownership of the Drax power station will be transferred to the holders of the C Debt in the form of all of the shares (the “Equity”) in a holding company (“Parent”) which indirectly owns all of the equity in Drax Power.

As indicated under section 1.4 – The Cash-out Option above, if a Secured Creditor exercises the Cash-out Option, then it will not receive any Equity for any C Debt sold under the Cash-out Option. In addition:

(a) to the extent that the Cash-out Option is funded by Project Funds, Equity corresponding to C Debt that is prepaid will not be issued; and

(b) to the extent that the Cash-out Option is funded by AES Funds, AES will have the option to become the owner of the Equity corresponding to the C Debt purchased by AES.

1.6.2 Restrictions on Trading

In order to provide a period of stability following the Restructuring within which the Drax power station may operate, the A-2 Debt, C Debt and Equity (including any option to hold Equity) (together, the “Linked Securities”) will remain “linked” for an initial period of a number of years. During this period, no holder of Linked Securities may sell any single Linked Security without also selling proportionate amounts of its other Linked Securities.

1.6.3 Management and Control

It is expected that the holders of the Equity issued in the Restructuring will enter into a shareholders’ agreement relating to, among other things, the right to appoint directors and rights and restrictions on the transfer of Equity. In connection with the Restructuring, it is proposed that each of the AES Drax Companies will have five directors. It is intended that certain of these directors will be appointed before completion of the Restructuring, upon nomination by the Senior Creditors Committees. AES will retain the right to appoint one director, by virtue of its role as operator of the Drax power station (for further details, see section 1.6 – Drax Power Station Operations). The right to appoint the other four directors will be held by the Senior Creditors’ Committees. Those four directors will include an executive finance director and a non-executive chairman.

The Secured Creditors will have rights which will give them control over the time at which any sale of the whole of the Equity may occur. AES will be prevented from exercising any voting rights in respect of Equity interests it may hold, though any purchaser of such Equity from AES will not be so prevented.

1.7 DRAX POWER STATION OPERATIONS

1.7.1 Technical Services and Management

Following the Restructuring, AES (or an affiliate of AES) (AES or its affiliate in such capacity, the “Manager”) will be required to supply certain services to the Drax power station under the terms of a technical services and management agreement (the “Technical Services and Management Agreement”). These services include:

(a) Power Station Availability. The Manager will be required to ensure that the Drax power station is available, operated and maintained in accordance with good industry practice and in accordance with the then current annual operating plan and budget.

(b) Electricity Trading and Fuel Procurement. The Manager will be required to ensure that the Drax power station trades electricity in accordance with the electricity trading policy and purchases coal and maintains coal stocks in accordance with the coal procurement strategy (both of which are to be agreed with the Secured Creditors).

(c) Provision of Key Personnel. The Manager will provide key personnel to the Drax power station, including a plant manager and head power trader on a full-time basis and a power trading manager on a part-time basis.

The Manager will be paid a fee of £3,500,000 per year, increasing by a percentage linked to an inflation index, with a cap at £5,000,000. This fee does not include any third-party pass through costs of the Manager. This fee will accrue from 1 July, 2003 but with certain adjustments to be made to the rate applicable to the period from 1 July, 2003 to 1 January, 2004.

1.8 THE TXU CLAIM

The following summarises certain significant events with respect to Drax Power’s claim in the administration of the TXU companies. More detailed information on these events can be found in Drax Holdings’ filings on Form 6-K made with the SEC since 24 October 2002, as well as in the 2002 Annual Report which was filed with the SEC on 16 May 2003, and in particular in the section of the 2002 Annual Report entitled “Information on the Company—Significant Developments During 2002 and Recent Developments”.

Following the downgrading of the long-term credit rating of TXU Europe Group plc (“TXU Europe”), its subsidiary, TXU Europe Energy Trading Limited (“TXU EET”), a party to a long-term power purchase agreement (the “TXU Contract”) with Drax Power, failed to make payment for power purchased by it from Drax Power when such payment was due on 14 November 2002.

On 18 November 2002, Drax Power served a notice of termination upon TXU EET, terminating the TXU Contract. On 19 November 2002, petitions for administration of TXU Europe, TXU U.K. Ltd. and TXU EET were filed, seeking protection from creditors. On the same day, the High Court in London approved the petition, putting the three companies into administration and appointing administrators for each of them. As a substantial creditor of TXU EET and TXU Europe, Drax Power serves as a member on creditors’ committee of each such company in administration. However, Drax Power is obliged under confidentiality agreements it has signed with the administrators of TXU EET and TXU Europe to keep confidential any information it receives as a result of it being a member of the relevant creditors’ committee.

In relation to the termination, Drax Power issued a claim (without prejudice to any other rights or remedies) for approximately £85 million (including approximately £12.5 million in respect of value added tax (“VAT”)) in unpaid amounts for power purchased by TXU EET and approximately £266 million in liquidated damages (exclusive of VAT) (together, the “TXU Claim”) for the default of TXU EET leading to the termination. Drax Power has also demanded payment of the TXU Claim from TXU Europe, as guarantor under the TXU Contract. It is not possible to predict with accuracy the timing or the ultimate level of recovery of the TXU Claim. However, Drax Power expects that should a scheme or compromise be achievable in respect of the TXU

Companies in administration, recovery of the TXU Claim will occur in the course of such administration.

In order to maximise recoveries under the TXU Claim a number of structuring options are currently being considered. As a result, the proposed financing structure set out in Diagram 2 may not represent the final financing structure.

1.9 CURRENT TRADING

For a description of results of operations and selected consolidated financial data with respect to Drax Holdings we refer to Drax Holdings’ 2002 Annual Report, including consolidated financial statements and related notes thereto, and the subsequent Form 6-K including Drax Holdings’ earnings release for the first quarter of 2003, which was filed with the SEC on 6 June, 2003.

1.10 FEES

We expect that restructuring fees will be paid to the Secured Creditors on completion of the Restructuring. The terms of any such fees are to be agreed.

SECTION 2

     DETAILED TERMS OF THE RESTRUCTURING PROPOSAL

2.1 RESTRUCTURED DEBT

2.1.1 A-1 Debt (principal amount: £400 million):

Ranking:
A-1 Debt will have the benefit of a second ranking security interest over all of the properties, assets and shares of the AES Drax Companies (other than the TXU Claim (described in section 1.8 - The TXU Claim) which will provide security solely for the benefit of the B Debt) (such property, assets and shares, the “Principal Drax Assets”). A-1 Debt has a second ranking security interest over the Principal Drax Assets solely because in point of security it ranks after the security interest of the Credit Support Lenders in respect of the Credit Support Facility (up to £60-100 million) and potentially providers of certain interest rate hedging in respect of the Restructured Debt (the "Restructured Swaps"), to the extent that the AES Drax Companies are required to give the Restructured Swaps the benefit of a first ranking security interest. Otherwise, A-1 Debt has a security interest that ranks ahead of all other tranches of the Restructured Debt.

Interest Rate:
Libor plus a margin of 2.5%.

Interest Payment Date:
Semi - annual.

Final Maturity Date:
30 June, 2015

Amortisation:
Scheduled amortisation to be paid in each year in equal instalments on semi-annual interest payment dates and on the Final Maturity Date as follows:

2007	:	£10 million
2008	:	£20 million
2009	:	£55 million
2010	:	£55 million
2011	:	£55 million
2012	:	£55 million
2013	:	£50 million
2014	:	£50 million
2015	:	£50 million

Prepayment:
Until the principal amount of the A-1 Debt has reduced below £200m, cash available for debt service will, after payment of A-1 Debt interest and hedging, A-1 Debt scheduled amortisation, funding the DSRA for 12 months’ A-1 Debt interest and scheduled principal, payment of A-2 Debt interest (including deferred interest and, if applicable, funding the A-2 Debt Interest Reserve) and hedging and interest on the B Debt (including, if applicable, funding the B Debt Interest Reserve), be applied solely to prepayment of A-1 Debt principal pro rata across the scheduled amortisation profile.

At any time after the principal amount of the A-1 Debt has reduced below £200m, excess cash available for debt service will, after payment of A-1 Debt interest and hedging, scheduled A-1 Debt principal amortisation, funding the DSRA for 12 months’ A-1 Debt interest and scheduled principal, payment of A-2 Debt interest (including deferred interest and, if applicable, funding the A-2 Debt Interest Reserve) and hedging and interest on the B Debt (including, if applicable, funding the B Debt Interest Reserve), be applied to repayment of A-1 Debt principal and A-2 Debt principal (on a pro rata basis but counting for the purpose of such pro rata calculation the scheduled A-1 Debt amortisation made on the same interest payment date as if it is part of A-1 Debt prepayment) and will reduce A-1 Debt pro rata across the scheduled amortisation profile.

Priority of Payments:
See section 2.2 - Cash Flow Waterfall.

Debt Service Reserve Account:
A debt service reserve account (“DSRA”) will be established immediately on the completion of the Restructuring from funds available in the Drax project in an amount equal to the interest falling due on the A-1 Debt on the next two interest payment dates. Following the Restructuring, after payment of A-1 Debt interest and hedging and scheduled A-1 Debt amortisation, cash available for debt service will be transferred to the DSRA to the extent required to ensure that the required balance thereon is equal to the next two A-1 Debt interest payments.

In addition, after payment of A-2 Debt interest (including deferred interest and, if applicable, funding the A-2 Debt Interest Reserve), cash available for debt service of up to the amount of scheduled A-1 Debt amortisation falling due on the next two interest payment dates will be transferred to the DSRA.

To the extent that the funds credited to the DSRA as of an A-1 Debt interest payment date exceed the required DSRA balance determined as of such date, the excess may be withdrawn and used to make payments in accordance with the Cash Flow Waterfall.

Covenant Package:
The covenant package is to be negotiated, but is expected to have the level of protections similar to those in the current Bank Facility and the Class A-1 Notes will have less onerous covenants reflecting

“bond style” covenants (in each case with changes required to reflect the merchant power trading environment and the change in the financial and ownership structure).

Acceleration and Enforcement:
A two-thirds majority of lenders under the A-1 Debt will be able to accelerate the A-1 Debt and enforce their rights in respect of security interests held on their behalf without the consent of any other holders of Restructured Debt in the event of defaults arising from non-payment of the A-1 Debt or the insolvency of the AES Drax Companies. However, in respect of other events of default, the consent of two-thirds by value of the relevant lenders under the A-1 Debt and a simple majority by value of the relevant lenders under the A-2 Debt will be required to take any such action.

Change of Control:
In event of a change in control in the Equity, each holder of A-1 Debt will have an option to require the issuer of such A-1 Debt to redeem its debt at par.

Credit Rating:
To be discussed between the AES Drax Companies and Senior Creditors Committees.

2.1.2 A-2 Debt (principal amount: up to £460 million):

Ranking:
A-2 Debt will have the benefit of a third ranking security interest over the Principal Drax Assets, ranking in point of security after the amounts owing under the Credit Support Facility (and potentially providers of Restructured Swaps) and the A-1 Debt.

Interest Rate:
Libor plus a margin of 3%.

Interest Payment:
Interest on the A-2 Debt will be payable on a semi-annual basis after payment of interest on the A-1 Debt and hedging, scheduled principal payments on the A-1 Debt, and a cash sweep into the Debt Service Reserve Account to ensure a required balance equal to 12 months interest payments on A-1 Debt. Unpaid interest is deferred (not capitalised) and bears interest at the same rate.

A-2 Debt Interest Reserve:
There will be a six month (18 months on or before 31 December 2006) look-forward test for A2 Debt interest on a 1.0 x debt service cover ratio, and to the extent such test is not passed, an amount equal to the shortfall will (in accordance with the Cash Flow Waterfall) be placed in a reserve account (the “A-2 Debt Interest Reserve”). Amounts standing to the credit of the A-2 Debt Interest Reserve would be used to make payments of interest and scheduled principal on the A-1 Debt before making payments of interest on the

A-2 Debt if there are insufficient funds available in the Cash Flow Waterfall for such purpose and if the DSRA and B Debt Interest Reserve has been fully utilised. Amounts standing to the credit of the B Debt Interest Reserve may be used to make payments of interest on the A-2 Debt if there are insufficient funds available in the Cash Flow Waterfall for such purpose and payments of interest and scheduled principal on the A-1 Debt have been made in full.

Final Maturity Date:
30 June 2015

Amortisation:
No scheduled amortisation of principal. Once the principal amount outstanding of A-1 Debt is less than £200m, excess cash available for debt service will, after payment of the A-1 Debt interest and hedging, scheduled A-1 Debt principal amortisation, funding the DSRA for 12 months’ A-1 Debt interest, payment of A-2 Debt interest (including deferred interest and, if applicable, funding the A-2 Debt Interest Reserve) and interest on the B Debt (including, if applicable, funding the B Debt Interest Reserve) and hedging, funding the DSRA for 12 months’ A-1 debt scheduled principal, be applied to repayment of A-1 Debt principal and A-2 Debt principal (on a pro rata basis but counting for the purpose of such pro rata calculation the A-1 Debt scheduled amortisation made on the same interest payment date as if it is part of A-1 Debt prepayment).

Priority of Payments:
See section 2.2 - Cash Flow Waterfall.

Covenant Package:
Same covenant package as applicable to the A-1 Debt.

Acceleration and Enforcement:
A simple majority by value of the lenders under the A-2 Debt will be able to accelerate A-2 Debt and enforce their rights in respect of security interests held on their behalf, without the consent of any other holders of Restructured Debt on the occurrence of defaults arising from non-payment of the A-2 Debt in accordance with the Cash Flow Waterfall or the insolvency of the AES Drax Companies. However, in respect of other events of default, the consent of two-thirds by value of the relevant lenders under the A-1 Debt and a simple majority by value of the relevant lenders under the A-2 Debt will be required to take any such action.

Cash-out Option:
Secured Creditors who are otherwise entitled to a holding of A-2 Debt have the alternative of exercising the Cash-out Option described in section 1.4 - The Cash-out Option above. To the extent so exercised and to the extent the purchase is funded from Project Funds, the A-2 Debt so purchased will be cancelled. For further details, see section 1.4 - The Cash-out Option above.

Change of Control:
In event of a change in control in the Equity, each holder of A-2 Debt will have an option to require the issuer of such A-2 Debt to redeem its debt at par.

2.1.3 B Debt (principal amount: £338,400,000):

Source of Payment and Security:
The principal source of funds for the payment of B Debt is the proceeds to be received from the TXU Claim (see section 1.8 - The TXU Claim above). B Debt will have a first ranking security interest over the TXU Claim proceeds. The B Debt will also have a fourth ranking security interest over the Principal Drax Assets. To the extent the proceeds of the TXU Claim are insufficient to repay the B Debt (and deferred interest thereon), payment of such remaining B Debt will be made in accordance with the Cash Flow Waterfall (see section 2.2 - Cash Flow Waterfall below).

Interest Rate:
Libor plus a margin of 3%.

Interest Payment:
B Debt interest will be deferred to the extent excess cash is not available after payment of interest on the A-1 Debt and hedging, scheduled principal payments on the A-1 Debt, funding the DSRA for 12 months’ A-1 Debt interest and scheduled principal and payment of A-2 Debt interest (including deferred interest and, if applicable, funding the A-2 Debt Interest Reserve) and hedging (see section 2.2 - Cash Flow Waterfall below).

B Debt Interest Reserve:
There will be a six month (18 months on or before 31 December 2006) look forward test for B Debt interest on a 1.0 x debt service cover ratio, and to the extent such test is not passed, an amount equal to the shortfall will (in accordance with the Cash Flow Waterfall) be placed in a reserve account (the "B Debt Interest Reserve"). Amounts standing to the credit of the B Debt Interest Reserve would be used to make payments of interest and scheduled principal on the A-1 Debt and thereafter interest on the A-2 Debt before making payments of interest on the B Debt if there are insufficient funds available in the Cash Flow Waterfall for such purpose and in the DSRA (in respect of the A-1 Debt) to make such payment.

Amortisation:
No fixed scheduled amortisation. B Debt will be paid on receipt of proceeds of the TXU Claim and otherwise once the A-1 Debt and A-2 Debt have been repaid in full.

Priority of Payments:
See section 2.2 - Cash Flow Waterfall.

Covenant Package:
The B Debt will have the benefit of a very limited set of covenants and defaults which are designed primarily to protect the claim of the B Debt to the proceeds of the TXU Claim.

Acceleration and Enforcement:
Irrespective of any default under the B Terms, lenders under the B Debt will be able neither to accelerate their B Debt nor to enforce any of their rights in respect of security interests held on their behalf, other than the security interest in respect of the TXU Claim until such time as the lenders under the A-1 Debt and A-2 Debt have accelerated their A-1 Debt and A-2 Debt or enforced their rights or been repaid in full, as the case may be.

Change of Control:
In event of a change in control in the Equity, holders of the requisite majority of the B Debt will have an option to require the issuer of such B Debt to redeem its debt at par.

The Restructuring Proposal provides in relation to the B Debt for Senior Bondholders, the Senior Banks and the Hedging Banks to be treated pari passu in relation to the TXU Claim. Accordingly, under the terms of the Proposal each Senior Bondholder, Senior Bank and Hedging Bank will be entitled to receive an amount of B Debt equal to its pro rata holding of the Bank Loan, Senior Bonds or rights to Hedge Termination Payments, as the case may be.

2.1.4 C Debt:

Ranking:
C Debt is the most junior tranche of the Restructured Debt with the benefit of a fifth ranking security interest over the Principal Drax Assets.

Initial Principal Amount:
The initial principal amount of the C Debt will, subject to reduction in accordance with the Cash-out Option, be the difference between:

(a) the aggregate amount of the Secured Creditors’ indebtedness being compromised by the Restructuring; and

(b) the aggregate amount of the A-1 Debt, A-2 Debt and B Debt (before any reduction of any amount in respect of Secured Creditors exercising the Cash-out Option).

Interest Rate:
Libor plus a margin of 5%.

Interest Payment Date:
Interest on C Debt will be capitalised until each of A-1 Debt, A-2 Debt and B Debt have been paid in full.

Amortisation:
C Debt principal will only be paid after A-1 Debt, A-2 Debt and B Debt have been paid in full.

Covenant Package:
Limited covenant package.

Acceleration and Enforcement:
Lenders under the C Debt will have no right to accelerate their indebtedness or enforce any of their rights in respect of security interests held on their behalf until such time as the lenders in relation to the A-1 Debt and the A-2 Debt have accelerated their indebtedness or enforced their rights, as the case may be.

Cash-Out Option:
Secured Creditors who are otherwise entitled to a holding of C Debt have the alternative of exercising the Cash-out Option described in section 1.4 - The Cash-Out Option above. To the extent so exercised and to the extent the purchase is funded from Project Funds, the C Debt so purchased will be cancelled. For further details, see section 1.4 - The Cash-out Option above.

Change of Control:
In event of a change in control in the Equity, the holders of the requisite majority of C Debt will have an option to require the issuer of such C Debt to redeem its debt at par.

Equity:
The Equity will be issued to holders of the C Debt, other than AES, immediately after completion of the Cash-Out Option in proportion to such holdings. AES will have the option to receive Equity in proportion to its holding of C Debt.

2.2 CASH FLOW WATERFALL

On any interest payment date, the order of payments (the “Cash Flow Waterfall”) in respect of the Restructured Debts from cash available for debt service, after any payment required to be made in relation to the Credit Support Facility and taking into account working capital requirements, is:

(a) first, to make payments of interest on the A-1 Debt and hedging of A-1 Debt interest;

(b) second, to make scheduled repayments of principal on the A-1 Debt;

(c) third, to make a deposit to the DSRA of the amount required so that funds standing to the credit of the DSRA are equal to the interest on A-1 Debt falling due on the next two interest payment dates;

(d) fourth, to make payments of interest on the A-2 Debt (including deferred interest and hedging of A-2 Debt interest);

(e) fifth, to fund the A-2 Debt Interest Reserve to the required amount;

(f) sixth, to make a deposit to the DSRA of an amount so that the balance on the DSRA is equal to the scheduled amortisation of principal on A-1 Debt falling due on the next two interest payment dates;

(g) seventh, to make payments of interest on the B Debt;

(h) eighth, to fund the B Debt Interest Reserve to the required amount;

(i) ninth, to make prepayments as follows:

(i) at any time the principal amount outstanding of the A-1 Debt is £200m or more, to prepay the A-1 Debt, with prepayments of A-1 Debt being applied pro rata across the amortisation profile of the A-1 Debt; and

(ii) at any time after the principal amount outstanding of the A-1 Debt is less than £200m, to prepay A-1 Debt and repay A-2 Debt on a pro rata basis (but counting for the purpose of such prorata calculation the scheduled A-1 Debt amortisation made on the same interest payment date as if it is part of A-1 Debt prepayment) as to the funds available for prepayments, with prepayments of the A-1 Debt being applied pro rata across the amortisation profile of the A-1 Debt ; and

(iii) if the A-1 Debt has been repaid in full, to repay the A-2 Debt;

(j) tenth, to repay the balance of the B Debt (including B Debt dererred interest);

(k) eleventh, to make payments of interest on the C Debt; and

(l) twelfth, to repay principal on the C Debt.

Proceeds received in respect of the TXU Claim will be excluded from the Cash Flow Waterfall and (net of VAT) applied in prepayment of the B Debt.

The working capital requirements of the AES Drax Companies will be determined by the management of the AES Drax Companies prior to the Restructuring in consultation with the Senior Creditors Committees.

SECTION 3

THE COURT APPROVED FORMAL RESTRUCTURING PROCESS

It will be necessary for each of the groups of Secured Creditors to compromise their current claims to varying degrees, as highlighted below. These compromises will, in general, include changes which would, under the terms of the agreements governing the Secured Creditors’ claims, require unanimous consent all of them in order to approve such changes. In order to ensure that the Restructuring is binding upon all the Secured Creditors, certain formal legal proceedings will be undertaken, as explained in more detail in this section.

3.1 Companies Affected by the Restructuring

The companies (the “Affected Companies”) directly affected by the Restructuring are:

(a) Drax Holdings, as issuer of the Senior Bonds and the Eurobonds;

(b) InPower, as borrower under the Bank Facility and holder of the Eurobonds and counterpart under the swap with Harich;

(c) Drax Power, as counterparty under interest rate hedges with Hedging Banks and counterpart under the swap with Harich; and

(d) the other companies in the Drax group which have provided guarantees in respect of the secured indebtedness (and similarly Bond Power Limited)in order to ensure that they are also bound by the schemes.

Drax Holdings and certain guarantors are Cayman Islands companies, InPower is a Jersey company and Drax Power is an English company. The legal proceeding which would need to be undertaken in respect of each Affected Company in order to give effect to the Restructuring is a “scheme of arrangement” (a “Scheme”). The legislative structure for Schemes in the Cayman Islands, Jersey and England are broadly similar. A brief description of the procedure for implementing a scheme of arrangement through the English courts is set out below.

3.2 Scheme of Arrangement

3.2.1 Overview

A Scheme is a court-sanctioned method by which a company can enter into a compromise or arrangement with its shareholders or creditors (or any class of them). Only those who are affected by a Scheme are required to vote as to whether it should succeed or not. A Scheme in England or the Cayman Islands will succeed if a majority in number representing at least three quarters in value of each class of shareholders or creditors (each, a “Class”) affected by the scheme attending and voting at a meeting of that Class vote in favour of the Scheme and the court sanctions the Scheme. The position in Jersey is slightly different in that only a simple majority in number of each Class of shareholders or creditors is required.

Such Scheme will bind all members of such Class.

3.2.2 Scheme Document

If a company wishes to undertake a Scheme, it must prepare a document (the “Scheme Document”) setting out the details of the proposed Scheme. A Scheme Document will generally contain:

(a) an explanatory statement which gives a detailed overview of the compromise or arrangement that the Scheme will bring about;

(b) the Scheme itself, which is a formal technical document setting out the proposals embodied in the scheme; and

(c) notice of the shareholder or creditor meeting(s) in relation to the Scheme.

3.2.3 Court Process

Once a draft Scheme Document has been prepared, the company files the document (in near final form) with the court and applies to the court to convene meetings of shareholders or creditors to consider the Scheme. The court will usually then give permission for meetings to be convened, and may also give directions to the company, in particular directions as to:

(a) the persons to be notified of the meetings, the advertisement of the meetings and the period of notice to be given for the meetings;

(b) the conduct of the meetings; and

(c) the composition of the classes of creditors.

If the requisite number of shareholders or creditors vote in favour of the meetings, the company must then petition the court to sanction the Scheme. The court in England (similar matters would be considered by Jersey and Cayman Islands courts) will consider whether the statutory conditions have been satisfied, whether the classes of creditors summoned to the meeting were fairly represented by those who attended, whether the majority at the meetings acted bona fide and broadly whether the arrangement is one that a man of business acting in his own interest might reasonably approve. The Scheme will be effective upon filing of the court order sanctioning the Scheme with the Register of Companies.

3.3 Cross-conditionality of Schemes in the Restructuring

The Schemes to be conducted in each of the three relevant jurisdictions will be conditional upon each other Scheme receiving the requisite court sanction before they are effective as, without all the Schemes being effective, the Restructuring will not be possible. In addition, each company may undertake a Scheme in more than one jurisdiction to ensure that the Scheme is fully effective. For example, Drax Holdings may propose Schemes in the Cayman Islands because it is a Cayman company but has English law governed debt and assets in England.

As noted above, certain other companies may also enter into Schemes.

DIAGRAM 1
CURRENT STRUCTURE

AES Corp (US)
AES UK Power LLC (US)
100%
11%
89%
AES UK Power Holdings Limited (UK)
100%
AES UK Power Financing Limited
AES UK Power Financing II Limited
99%
1%
AES Drax Power Finance Holdings Limited (UK)
note guarantor
100%
High Yield Bondholders
AES Drax Energy Limited (Cayman)
note issuer
AES Drax Energy II Limited
99%
1%
AES Drax Power Finance Limited (UK)
100%
AES Drax Acquisition Holdings Limited (UK)
100%
AES Drax Acquisition Limited (UK)
Bonds guarantor
Right to receive preference shares in 2015
£/$ currency Hedging Banks
Syndicate Banks
InPower Limited
Eurobond Coupons
AES Drax Holdings Limited (Cayman)
Senior Loan Amortizing 2015
Senior Bondholders
£400 million in £/$ bonds
£1.725 billion Eurobond Corpus
AES Drax Electric Limited (Cayman Islands/UK tax resident)
Bonds
Fixed/Floating Amortizing Swap
BondPower Limited
AES Drax Limited (Cayman)
Bonds
Harich Investments B.V.
Fixed/Floating Amortizing Swap
AES Drax Power Limited (UK)
Bonds guarantor
Interest rate Hedging Banks
Fixed/floating market hedging
Credit Support Banks

DIAGRAM 2
PROPOSED STRUCTURE

Equity owners
100%
Parent
100%
AES Drax Acquisition Limited (UK)
Eurobonds guarantor
100%
AES Drax Holdings Limited (Cayman)
100%
AES Drax Electric Limited (Cayman Islands Incorporated/UK tax resident)
Eurobonds guarantor
100%
AES Drax Limited (Cayman)
Eurobonds guarantor
100%
AES Drax Power Limited (UK) [or other owner]
Eurobonds guarantor
Bondholders
Class A-1, A-2, B
Jersey Newco (Jersey)
Tranche A-1, A-2, B and C Loans
Lenders
Tranche A-1, A-2, B and C Loans
InPower Limited (Jersey)
Eurobond Coupons
Further Eurobonds
Corpus
BondPower Limited (Jersey)
Fixed/Floating Amortizing Swap
Harich Investments B.V.
Fixed/Floating Amortizing Swap
Fixed/floating hedging
Credit Support Facility
Interest rate Hedging Banks
Credit Support Lenders

EXHIBIT A

THIRD STANDSTILL AGREEMENT

dated      July 2003

between

AES DRAX HOLDINGS LIMITED
as the Issuer

and

AES DRAX POWER LIMITED
     AES DRAX LIMITED
AES DRAX FINANCING LIMITED
AES DRAX ELECTRIC LIMITED
AES DRAX ACQUISITION LIMITED
as Guarantors

THE AES CORPORATION

Certain SENIOR BONDHOLDERS named herein

JPMORGAN CHASE BANK
as Eurobond Trustee

THE BANK OF NEW YORK
as Senior Bond Trustee

DEUTSCHE BANK AG LONDON
as Senior Agent

DEUTSCHE TRUSTEE COMPANY LIMITED
as Intercreditor Agent

NATIONAL WESTMINSTER BANK PLC
as LC Facility Agent

JPMORGAN CHASE BANK
as Security Trustee

CONTENTS

Clause			Page

1	.	Definitions and Principles of Construction; Conflict	2
2	.	Standstill Date	10
3	.	Standstill Termination	10
4	.	Consenting Bondholders’ Covenants	12
5	.	Senior Bond Trustee	13
6	.	Waivers, Amendments and Consents	14
7	.	Eurobond Trustee’s Covenants	14
8	.	AES Covenants	15
9	.	Issuer’s and Guarantors’ Covenants	16
10	.	Issuer’s and Guarantors’ Representations and Warranties	17
11	.	Indemnity	18
12	.	Equalisation Fee	19
13	.	Accounts	20
14	.	Acknowledgements	21
15	.	Amendments	22
16	.	Continuing Effect	23
17	.	Validity of Agreement	23
18	.	Remedies	23
19	.	Finance Document	24
20	.	Counterparts; Delivery By Facsimile	24
21	.	No Assignment	24
22	.	Notices	24
23	.	Contracts (Rights of Third Parties) Act 1999	25
24	.	Governing Law	25
25	.	Jurisdiction	25

Schedule 1 Conditions Precedent			1

Schedule 2 Accession Deed			2

Schedule 3 Termination Notice			1

1

This THIRD STANDSTILL AGREEMENT (this “Agreement”), dated July 2003 is made between:

(1)	AES Drax Holdings Limited (“Drax Holdings” or the “Issuer”);
(2)	The AES Corporation (“AES”);
(3)	AES Drax Power Limited (“Drax Power”);
(4)	AES Drax Limited (“Drax Limited”);
(5)	AES Drax Financing Limited (“Drax Financing”);
(6)	AES Drax Electric Limited (“Drax Electric”);
(7)	AES Drax Acquisition Limited (“Drax Acquisition” and, together with Drax Power, Drax Limited, Drax Financing and Drax Electric, the “Guarantors”);
(8)	each of the beneficial holders of the Senior Bonds named on the signature pages of this Agreement (the “Initial Consenting Bondholders” and, together with any additional Senior Bondholder who accedes hereto pursuant to Clause 4.2, the “Consenting Bondholders”);
(9)	JPMorgan Chase Bank, as Eurobond Trustee (the “Eurobond Trustee”);
(10)	The Bank of New York, as Senior Bond Trustee for and on behalf of the beneficial holders of Senior Bonds (the “Senior Bond Trustee”);
(11)	Deutsche Bank AG London, as Senior Agent (the “Senior Agent”);
(12)	Deutsche Trustee Company Limited, as Intercreditor Agent (the “Intercreditor Agent”);
(13)	National Westminster Bank Plc, as LC Facility Agent under an Approved LC Facility (the “ LC Facility Agent”); and
(14)	JPMorgan Chase Bank, as Security Trustee (the “Security Trustee”).

Whereas the Initial Consenting Bondholders and the Senior Agent are prepared to enter into this agreement if all interest due on 30 June, 2003 under the Senior Bonds and the Coupons payable on 30 June, 2003 (excluding the amount of such Coupons equal to the aggregate of (i) interest payable on the Loan referable to the Excess Margin and due on 30 June, 2003 and (ii) the scheduled repayment of the principal amount of the Loan on or about 30th June, 2003) is paid when due.

IT IS AGREED as follows:

1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION; CONFLICT

1.1 Definitions

(a) Unless otherwise defined herein or otherwise provided in sub-clauses (b), (c) and (d) below, terms defined in the AES Intercreditor and Security Trust Deed dated 2 August 2000 (the “Intercreditor Deed”) between, inter alios, Drax Acquisition, Drax

Financing, the Issuer, the Guarantors, certain Senior Creditors named therein and their Agents named therein shall have the same meanings when used herein.

(b) Unless otherwise defined herein, terms defined in Section 1.01 of the Senior Bond Indenture as in effect immediately upon the occurrence of the Standstill Date shall have the same meanings when used in the definitions of “Permanently Waived Senior Bond Default” and “Temporarily Waived Senior Bond Default” herein.

(c) Unless otherwise defined herein, terms defined in the Bond Trust Deed as in effect immediately upon the occurrence of the Standstill Date shall have the same meanings when used in the definition of “Temporarily Waived Eurobond Default” herein.

(d) Each of the terms: “Account Bank”, “Collateral Financing Account”, “Debt Service Reserve Account”, “Holding Account”, “Insurance Reserve Account”, “Payment Certificate” and “Proceeds Account” shall have the meaning given to such term in the Group Account Agreement as in effect immediately upon the occurrence of the Standstill Date. The term “Collateral Holding Account” shall have the meaning given to that term in the Collateral Holding Account Agreement.

1.2 Definitions

In addition, for the purposes of this Agreement:

“Ad Hoc Senior Bond Committee” means the committee constituted by a group whose members are Senior Bondholders (or any agents of any such Senior Bondholders) who, in each case, have entered into a confidentiality agreement with the Issuer, provided that any reference in this Agreement to the Ad Hoc Senior Bond Committee means each member of such group acting individually.

“AES Drax Companies” means the Issuer, the Guarantors, AES Drax Acquisition Holdings Limited, AES Drax Power Finance Holding Limited and AES Drax Energy Limited and an “AES Drax Company” shall be construed accordingly.

“Bank Steering Committee” means the steering committee of the Banks referred to in the letter dated 1 November 2002 from the members of said committee to InPower Limited, and agreed to by, inter alios, the Banks.

“Collateral Holding Account Agreement” means the Collateral Holding Account Agreement substantially in the form attached as Exhibit 8 to the First Standstill Agreement.

“ Equalisation Fee” has the meaning given to that term in Clause 12(a).

“ Eurobond Default” means any Default, as defined in the Conditions of the Eurobonds.

“ Excess Margin” has the meaning given to that term in Clause 12(a).

“ Facility Agent” means the Agent, as defined in the Facility Agreement.

“First Standstill Agreement” means the Standstill Agreement dated 12 December 2002 between the Issuer and, amongst others, the Guarantors, AES, the Eurobond Trustee and the Senior Bond Trustee.

“Further Standstill Agreement” means the Further Standstill Agreement dated 9 June, 2003 between the Issuer and, amongst others, the Guarantors, AES, the Eurobond Trustee and the Senior Bond Trustee.

“ Indemnified Party” has the meaning given to that term in Clause 11.1.

“ Indemnifying Party” has the meaning given to that term in Clause 11.1.

“InPower Standstill Agreement” means the Third Standstill Agreement between, inter alios, InPower Limited, BondPower Limited and Deutsche Bank AG London Branch, as Agent under the Facility Agreement dated on or about the date of this Agreement.

“Insolvency Event” means (a) with respect to the Issuer or any Guarantor, any action, proceedings, or other steps taken with a view to the winding-up, bankruptcy, liquidation, dissolution, administration, receivership, administrative receivership, re-organisation of a company, any moratorium, composition or arrangement in respect of a company, any assignment for the benefit of creditors of a company or any analogous proceeding affecting such company in any jurisdiction outside England or Wales and (b) with respect to AES, the commencement of any proceeding or the filing of any petition seeking liquidation, reorganization or other relief in respect of its debts under any applicable bankruptcy, insolvency, receivership or similar law, the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such company or for a substantial part of its assets, the making of a general assignment for the benefit of creditors or the taking of any action for the purpose of effecting any of the foregoing, or that such company shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due.

“Majority Bondholders” means Senior Bondholders, voting as a single class, holding at least a majority of the Sterling Equivalent of the principal amount of the Senior Bonds outstanding.

“Original Standstill Date” has the meaning given to the term “Standstill Date” in the First Standstill Agreement.

“Permanently Waived Senior Bond Defaults” means any Default, Potential Event of Default or Event of Default arising in connection with:

(a) the termination of the Primary Hedge Agreement, under Sections 6.01(c) (by reason ofany breach of Section 4.18), 6.01(o) and 6.01(q) of the Indenture;

(b) the negotiation of, entering into by the Issuer and each Guarantor of, and the performance of its obligations under, and compliance with the terms of, the Standstill Documents, under Sections 6.01(f), 6.01(g) and 6.01(j) of the Indenture (insofar as such action corresponds to the events described in said Sections 6.01(f) and 6.01(g));

(c) the deposit, or failure to deposit, into the Liquidity Account, or failure to withdraw from, the Holding Account, the amount standing to the credit of the Holding Account on the Transfer Date relating to the Scheduled Calculation Date on 30 June 2002;

(d) failures during the Standstill Period by the Issuer or a Guarantor to provide information to the Senior Bond Trustee as required under the first sentence of Section 4.03(d)(ii) of the Indenture, if such information has not otherwise been made public;

(e) transfers of funds in breach of Section 4.07(c) of the Indenture, if made in accordance with the Group Account Agreement and as contemplated by any Standstill Document;

(f) encumbrances or restrictions referred to in Section 4.09(a) of the Indenture, to the extent that any term or provision of any Standstill Document could be considered a breach of Section 4.09(a) of the Indenture;

(g) a Lien created in early 2002 in breach of Section 4.11 of the Indenture, in respect of £300,000 of cash as collateral with contractual counterparties;

(h) any failure by the Issuer, during the Standstill Period, to give any notice pursuant to Section 4.17 of the Indenture;

(i) any material amendment or material modification entered into during, or any waiver for the period of, the Standstill Period or any termination of the Electricity Contracting Policy or the Hedging Policy, for which no Rating Affirmation is obtained, under Section 4.18 of the Indenture, or any material amendment, material modification, termination or waiver of any Market Hedge Agreement under Section 4.20 of the Indenture, provided that such amendment, modification, termination or waiver is consented to by the Bank Steering Committee, in consultation with the members of the Ad Hoc Senior Bond Committee;

(j) any amendment, modification, termination or waiver of any material right during the Standstill Period under the RJB Coal Sale Agreement which under Section 4.18 of the Indenture may not be made if it could reasonably be expected to have a Material Adverse Effect, if such amendment, modification, termination or waiver is consented to by the Bank Steering Committee, in consultation with the members of the Ad Hoc Senior Bond Committee;

(k) agreements entered into during or prior to the Standstill Period relating to sales of electricity or capacity which, under Section 4.21(a)(iii) of the Indenture, are not permitted by the Electricity Contracting Policy as in effect immediately prior to the date of this Agreement;

(l) breaches of Section 4.24 of the Indenture, to the extent such breaches are required or permitted under any Standstill Document;

(m) breaches of Section 4.27 of the Indenture, to the extent such breaches relate to fees provided for or contemplated by any Standstill Document;

(n) to the extent not otherwise identified above, the entry into and the performance of any obligation and the implementation of any arrangement under any Standstill Document; or

(o) Section 6.01(f)(ii), 6.01(g)(i) or 6.01(g)(v) of the Indenture, by virtue of any Relevant Company, Drax Power Finance Limited, Drax Energy, Drax Energy II or Drax Power Finance Holdings Limited entering into good faith negotiations relating to a Restructuring.

“ Postponed Termination Date” has the meaning given to that term in Clause 3.2.

“ Power Station” has the meaning given to that term in the Bond Trust Deed.

“Proceedings” has the meaning given to that term in Clause 25.1.

“Restructuring” means the restructuring of the Combined Senior Debt.

“Senior Bond Default” means any Default, Potential Event of Default or Event of Default, each as defined in the Senior Bond Indenture.

“Senior Creditor Committees” means the Bank Steering Committee and the Ad Hoc Senior Bond Committee.

“ Senior Bondholders” means the beneficial holders of interests in the Senior Bonds.

“ Standstill Date” has the meaning given to it in Clause 2.

“Standstill Documents” means this Agreement, the First Standstill Agreement, the Further Standstill Agreement, each of the agreements set forth in paragraph (a) of Schedule 1, each of the agreements set forth in paragraph (a) of Schedule 1 to the First Standstill Agreement and to the Further Standstill Agreement and any other document so designated by the Senior Creditor Committees and the Issuer.

“Standstill Period” means the period from and including the Standstill Date to, but excluding, the Standstill Termination Date.

“ Standstill Termination Date” has the meaning given to it in Clause 3.1.

“Temporarily Waived Senior Bond Default” shall mean any Default or Event of Default arising:

(a) in connection with the Primary Hedge Counterparty, the Primary Hedge Counterparty Guarantor or AES, under Sections 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j) or 6.01(p) of the Indenture;

(b) in connection with any Relevant Company (other than Drax Power), Drax Power Finance Limited, Drax Energy, Drax Energy II or Drax Power Finance Holdings Limited, under Section 6.01(f)(i)(A) of the Indenture to the extent any of them may be deemed balance sheet insolvent under the Insolvency Act 1986 (as amended);

(c) except as otherwise provided in clause (p) of the definition of “Permanently Waived Senior Bond Defaults”, in connection with any Relevant Company, Drax Power Finance Limited, Drax Energy, Drax Energy II or Drax Power Finance Holdings Limited, under Section 6.01(f)(ii) of the Indenture to the extent any of them begins negotiations with one or more of its creditors or takes any steps with a view to readjustment, rescheduling or deferral of any of its Indebtedness or proposes to take any of these steps;

(d) in connection with the Designated Agreement Counterparty to the RJB Coal Sale Agreement, under Section 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(p) or 6.01(q) of the Indenture;

(e) in connection with the failure to effect and maintain, pursuant to Section 4.32(a) of the Indenture, Business Interruption Insurance (as set out in Exhibit A, Part I of the Fourth Schedule to the Eurobond Trust Deed (Property and Business Interruption Insurances)) in conformity with the Minimum Insurance Requirements, under Section 6.01(c) or 6.01(n) of the Indenture; or

(f) under Section 6.01(d) of the Indenture.

“ Temporarily Waived Eurobond Default” means any Default:

(a) in connection with the Primary Hedge Counterparty, Primary Hedge Counterparty Guarantor or AES, under Conditions 11.2 by reason of any breach of Condition 8.5.1, 11.4.1(b), 11.4.2(b), 11.4.3, 11.4.5, 11.5 to 11.10, 11.11.1, 11.11.2(a), 11.11.4, 11.11.9, 11.22 and 11.23;

(b) in connection with UK Coal plc (formerly RJB Mining (UK) Ltd.) or any of its Subsidiaries, under Conditions 11.4 to 11.10 or in connection with any Relevant Company (other than Drax Power) being balance sheet insolvent under the Insolvency Act 1986 (as amended), under Conditions 11.4 to 11.9;

(c) that may have arisen in connection with any disclosed rescheduling of payment and delivery under the Coal Supply Agreement prior to the Standstill Period, under Conditions 8.5.1, 8.5.2, 10.6(c) and 11.11, and under Conditions 11.2 and 11.3 by reason of any such Default;

(d) under Conditions 11.1 (with respect to non-payment of Coupons on or about 31 December, 2002, in an amount equal to the scheduled repayment of the principal amount of the Loan on or about 31 December 2002 and with respect to non-payment of Coupons on or about 30 June, 2003, in an amount equal to the aggregate of (i) the scheduled repayment of the principal amount of the Loan on or about 30 June 2003 and (ii) the interest payable on the Loan referable to the Excess Margin and due on 30 June 2003), 11.18 and that may have arisen under Condition 11.23 by reason of all circumstances in existence and events that have occurred up to and including the date of execution and delivery of this Agreement;

(e) arising before the commencement of the Standstill Period, under Conditions 7.1 and 10.6(a), and under Condition 11.2 by reason of any such Default;

(f) arising during the period from, and including, the Original Standstill Date to, but excluding, the Standstill Termination Date in respect of which the Issuer fails to notify the Eurobond Trustee in writing (provided other prompt notification is given to the Eurobond Trustee), under Condition 7.1 and 10.6(a), and under Condition 11.2 by reason of any such Default;

(g) arising in relation to the production of the Optimisation Base Cost, Forecast, Operating Budget or Capex Budget during the Standstill Period, under Conditions 7.2(j), 10.20, in relation to the Capex Budget only, and 9.5.1(iv), in relation to the

Operating Budget only, and 8.3.4, and under Condition 11.2 or 11.3 by reason of any such Default;

(h) arising in connection with the delivery of audited accounts of TXU Group companies to the Eurobond Trustee, under Condition 6.1(a)(iii), and under Condition 11.2 by reason of any such Default;

(i) arising in connection with the failure to produce the Annual Operating Plan in respect of the Financial Year commencing 1 January 2003, under Conditions 7.2(m) and 8.3.1(f), and under Condition 11.2 by reason of any such Default;

(j) arising in connection with operating the Project Facilities with a view to producing sufficient revenue to meet the obligations of each Relevant Company, under Condition 8.3.1, and under Condition 11.2 by reason of any such Default;

(k) arising in connection with any request for amendment to the Coal Supply Agreement, the Rail Carriage Contracts, the Sidings Agreement and the Docks Agreement, under Condition 8.5.2(a), and under Condition 11.2 by reason of any such Default;

(l) that may have arisen in connection with breaches of the Coal Supply Agreement that occurred prior to the Standstill Period, under Condition 8.5.1, and under Condition 11.2 by reason of any such Default; or

(m) arising under Condition 11.18.2.

“ Termination Event” means:

(a) the delivery, in accordance with the Intercreditor Deed, of a Declaration of Intent by the Senior Bond Trustee in respect of any Senior Bond Default or by the Senior Agent in respect of any Eurobond Default which is not a Temporarily Waived Senior Bond Default or a Temporarily Waived Eurobond Default or which is not otherwise waived and in respect of which no Cessation Notice has been delivered;

(b) the breach by any Consenting Bondholder, the Eurobond Trustee, the Senior Bond Trustee or the Senior Agent of any of its obligations under this Agreement; or

(c) the breach by any of the Issuer, any Guarantor or AES of any of its obligations under this Agreement and any such breach, if capable of being remedied, is not remedied within 10 Business Days of the occurrence of such breach, provided that such breach will not be a Termination Event if it is caused by, or is due to:

(i) the occurrence of any Insolvency Event in respect of AES; or

(ii) the enforcement by the High Yield Security Trustee (as defined in the Drax Energy Intercreditor Deed) of the High Yield Mortgage Over Shares (as defined in the Drax Energy Intercreditor Deed),

and the Issuer or any Guarantor can demonstrate, to the reasonable satisfaction of the Senior Creditor Committees, within 30 days of the occurrence of such event or circumstance, that (x) the then current operation of the Power Station is not materially adversely affected by such event or circumstance and (y) the obligation to provide key personnel under Clause 8.1 has not, and shall not, be breached during the Standstill Period, or that alternative personnel with comparable capabilities have been or will be employed by Drax Power.

“Termination Notice” means a notice substantially in the form set out in Schedule 3 hereto.

1.3 Conflicts

In the case of any conflict or inconsistency between the terms of this Agreement and the terms of any other Finance Document (as such conflict or inconsistency relates to the subject matter of this Agreement), the terms of this Agreement shall prevail.

1.4 Interpretation

Any reference in this Agreement to:

(a) a “Business Day” shall be construed as a reference to a day on which banks are generally open for business in London, and, for the purposes of the monthly payments referred to in Clause 12(a) and giving notices under Clause 22, New York City.

(b) a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month or, if that day is not a Business Day, the next succeeding Business Day in the same calendar month (or, if none, the immediately preceding Business Day), provided that if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the later calendar month, that period shall end on the last Business Day in that later calendar month;

(c) a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(d) statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time;

(e) Clauses are to be construed as references to the Clauses of this Agreement and references to this Agreement shall include its Schedules; and

(f) this Agreement (or any Clause) or any other document shall be construed as references to this Agreement (that Clause) or that document as in force for the time being and as from time to time amended, supplemented, novated or restated otherwise than contrary to the terms thereof.

1.5 Headings

Headings shall be ignored in construing this Agreement.

2.  STANDSTILL DATE

This Agreement shall not take effect unless and until the date (the “Standstill Date”) on which:

(a) Majority Bondholders and each other party intended to be a party hereto have executed and delivered this Agreement; and

(b) each of the Senior Creditor Committees has notified each party to this Agreement (which notification shall be given promptly upon such receipt or waiver) that it has either received or waived (in its absolute discretion) the requirement to receive each of the documents set forth in Schedule 1 hereto in form and substance satisfactory to it.

3.  STANDSTILL TERMINATION

3.1 Termination

The Standstill Period shall terminate on the date (the “Standstill Termination Date”) which is the earlier of:

(a) 31 July, 2003 (the “Initial Termination Date”), unless Clause 3.2 applies, in which case the Postponed Termination Date, provided that if the Eurobond Trustee (acting on the instructions of the Bank Security Trustee pursuant to clause 16 of the Eurobond Trust Deed) notifies the Senior Bond Trustee, the Senior Agent, the Intercreditor Agent, AES and the Issuer on or before 30 July, 2003 that the Initial Termination Date shall be 14 August, 2003, then the Initial Termination Date shall be 14 August, 2003; and

(b) the date on which either the Senior Bond Trustee (acting on the instruction of Consenting Bondholders provided that such Consenting Bondholders constitute the Majority Bondholders) or the Eurobond Trustee (acting upon the instruction of the Bank Security Trustee set out in a letter substantially in the form set out in Schedule 2 to the InPower Standstill Agreement) has delivered a Termination Notice to each of the other parties to this Agreement, provided that (i) the Standstill Termination Date will not occur unless and until a Termination Event has occurred and is continuing and (ii) any Termination Notice shall not be effective if given with respect to a Termination Event under paragraph (b) of the definition thereof if such Termination Notice:

(i) is given by the Senior Bond Trustee acting on the instruction of the Consenting Bondholders where one or more of such Consenting Bondholders is or are in breach of its or their obligations under this Agreement, unless the Consenting Bondholders who have given the instruction to the Senior Bond Trustee and are not in breach of their obligations under this Agreement constitute the Majority Bondholders;

(ii) is given by the Senior Bond Trustee where the Senior Bond Trustee is in breach of its obligations under this Agreement; or

(iii) is given by the Eurobond Trustee where the Eurobond Trustee or the Senior Agent is in breach of its obligations under this Agreement.

3.2 Extension of Standstill Period

The Standstill Period may be extended beyond the Initial Termination Date if:

(a) the Eurobond Trustee (acting upon an instruction of the Bank Security Trustee set out in a letter substantially in the form set out in Schedule 2 to the InPower Standstill Agreement) provides notice to the Senior Bond Trustee, the Senior Agent, the Intercreditor Agent, AES and the Issuer;

(b) the Senior Bond Trustee (acting on the instruction of the Majority Bondholders) provides notice to the Eurobond Trustee, the Senior Agent, the Intercreditor Agent, AES and the Issuer,

(c) the Issuer (for itself and on behalf of each Guarantor) provides notice to the Eurobond Trustee, the Senior Bond Trustee, the Senior Agent, the Intercreditor Agent and AES, and

(d) AES provides notice to the Eurobond Trustee, the Senior Bond Trustee, the Senior Agent, the Intercreditor Agent and the Issuer,

in each case on or before the date which, but for such notices, would be the date of termination of the Standstill Period in accordance with Clause 3.1(a), in writing and consenting to such an extension on the same terms and conditions as set out in this Agreement; provided that the Standstill Period may only be extended, on each occasion on which such notices are given, for a period of 30 days beyond the date which, but for such notices, would have been the termination date of the Standstill Period in accordance with Clause 3.1(a). The last date of the Standstill Period, as extended beyond the Initial Termination Date pursuant to this Clause 3.2, is referred to herein as the “Postponed Termination Date”.

3.3 Release of Parties

On the Standstill Termination Date:

(a) the Consenting Bondholders shall, from that time, be released from their obligations under Clauses 4.1, 4.2 and 6.1(a);

(b) the Senior Bond Trustee shall, from that time, be released from its obligations under Clauses 5 and 6.1(a);

(c) the Eurobond Trustee shall, from that time, be released from its obligations under Clauses 7.1 and 6.1(b);

(d) AES shall, from that time, be released from its obligations under all of Clause 8; and

(e) the Issuer and each Guarantor shall, from that time, be released from all of their respective obligations under Clause 9;

in each case without prejudice to any rights and liabilities of each party hereto prior to the Standstill Termination Date.

3.4 Deemed Declaration of Intent

If, following the expiration of the Standstill Period, any class of Senior Creditors delivers a Declaration of Intent to the Intercreditor Agent and each Senior Representative, then that Declaration of Intent shall be deemed to have been delivered on the later of the Original

Standstill Date and the first day upon which it could have been given following the applicable Senior Bond Default or Eurobond Default (which day shall be specified in the Declaration of Intent delivered to the Intercreditor Agent and each Senior Representative) and the Remedies Initiation Notice shall be deemed to have been delivered two Business Days after the deemed date of delivery of such Declaration of Intent, provided that the provisions of this Clause 3.4 shall not apply to any Permanently Waived Senior Bond Defaults or any Eurobond Defaults permanently waived by operation of the Bond Trust Deed (as amended pursuant hereto and the other Standstill Documents). Each of the Senior Agent, the Senior Bond Trustee and the LC Facility Agent, as Senior Representative, hereby waives its right to receive such Declaration of Intent and Remedies Initiation Notice from the Intercreditor Agent.

4.  CONSENTING BONDHOLDERS’ COVENANTS

4.1 Not to Take Action

Each Consenting Bondholder hereby agrees, in connection with any Temporarily Waived Senior Bond Default, during the Standstill Period:

(a) not to seek to enforce its rights under the Senior Bond Indenture (whether, directly or indirectly, by instructing the Senior Bond Trustee or otherwise) to Accelerate and not to make any Statutory Demand for any of the Senior Bonds which it holds;

(b) not to take or cause (or seek to cause, directly or indirectly) the Senior Bond Trustee to deliver any notice to the Intercreditor Agent or the Security Trustee instructing the Intercreditor Agent to instruct the Security Trustee or instructing the Security Trustee to take, any Other Enforcement Action;

(c) if any other Senior Bondholders have given any instruction to the Senior Bond Trustee (whether, directly or indirectly, by instructing the Senior Bond Trustee or otherwise) to take or cause the Intercreditor Agent to instruct the Security Trustee to take or otherwise cause the Security Trustee to take, any Security Enforcement Action or Other Enforcement Action, to give contrary directions to the Senior Bond Trustee directing the Senior Bond Trustee not to act in accordance with such instructions;

(d) not to take or cause (or seek to cause, directly or indirectly) the Senior Bond Trustee to take, and to procure that the Senior Bond Trustee does not take, any action under Section 7.02(j) of the Senior Bond Indenture;

(e) not to cause (or seek to cause, directly or indirectly) the Senior Bond Trustee to deliver any notice referred to in Clauses 8.3(b), (c), (d) and (f)(ii) of the Group Account Agreement that could otherwise be given to the Security Trustee;

(f) not to provide the Account Bank with a Payment Certificate; and

(g) not to cause (or seek to cause, directly or indirectly) the Senior Bond Trustee to deliver, and to procure that the Senior Bond Trustee does not deliver, a Declaration of Intent to the Intercreditor Agent.

4.2 Restrictions on Transfer of Senior Bonds

Each Consenting Bondholder hereby agrees, with effect from the date on which such Consenting Bondholder executes any counterpart of this Agreement (or, if not an Initial Consenting Bondholder, with effect from the date on which it accedes hereto) until the Standstill Termination Date, that if a sale, transfer or other disposal of an interest in Senior Bonds by such Consenting Bondholder would result in the interest in the principal amount of Senior Bonds held by such Consenting Bondholder being less than the principal amount of Senior Bonds held at the time of its execution of or accession to this Agreement, it will procure that any purchaser or transferee of an interest in Senior Bonds owned by such Consenting Bondholder agrees to be bound by the terms of this Agreement by executing an accession deed substantially in the form attached hereto as Schedule 2. If any Consenting Bondholder has sold, transferred or otherwise disposed of all of its interests in the Senior Bonds to one or more purchasers or transferees, each of which has executed an accession deed, such Consenting Bondholder shall be released from its obligations under Clause 4.1.

4.3 Notice to Senior Bond Trustee

Each Consenting Bondholder hereby agrees to provide notice to the Senior Bond Trustee confirming that such Consenting Bondholder has executed and delivered this Agreement, such notice to include the principal amount of Senior Bonds held by such Consenting Bondholder, and to provide any other information or instructions required by the Senior Bond Trustee in order to give effect to this Agreement (including to procure that its nominee or the participant through which it holds such Senior Bonds in any clearing system provides the necessary information and consent to the Senior Bond Trustee to give effect to this Agreement as soon as practicable following the execution hereof).

4.4 Deed Poll

The undertaking given by each Consenting Bondholder in Clauses 4.2 and 4.3 is given by way of Deed Poll for the benefit of all other parties expressed to be a party to this Agreement (and notwithstanding that they may not have executed this Agreement) and shall accordingly become effective immediately upon execution and delivery by such Consenting Bondholder of a counterpart of this Agreement.

5.  SENIOR BOND TRUSTEE

The Consenting Bondholders hereby instruct the Senior Bond Trustee to agree, and the Senior Bond Trustee hereby agrees, not to exercise any of its discretion under the Senior Bond Indenture, in connection with any Temporarily Waived Senior Bond Default:

(a) to Accelerate or to make any Statutory Demand for any of the Senior Bonds;

(b) to deliver notice to the Intercreditor Agent or the Security Trustee instructing the Intercreditor Agent to instruct the Security Trustee or instructing the Security Trustee to take, any Other Enforcement Action;

(c) to take any action under Section 7.02(j) of the Senior Bond Indenture;

(d) to deliver any notice, referred to in Clauses 8.3(b), (c), (d) and (f)(ii) of the Group Account Agreement that could otherwise be given to the Security Trustee;

(e) to provide to the Account Bank a Payment Certificate; and/or

(f) to deliver a Declaration of Intent to the Intercreditor Agent.

6.  WAIVERS, AMENDMENTS AND CONSENTS

6.1 Waivers for Cash Release

(a) The Consenting Bondholders hereby waive and authorise the Senior Bond Trustee to waive, and the Senior Bond Trustee hereby waives, all Senior Bond Defaults; and

(b) the Eurobond Trustee hereby waives all Eurobond Defaults,

solely for the purposes of Clause 8.3(a) of the Group Account Agreement and paragraph (c) of Schedule 14 to the Group Account Agreement to the extent and for so long as required:

(i) to make withdrawals approved by the Senior Creditor Committees from the Debt Service Reserve Account for transfer to the Proceeds Account pursuant to Clause 13.2(a)(iii);

(ii) to withdraw amounts from the Collateral Financing Account pursuant to Schedule 15 of the Group Account Agreement; and

(iii) to transfer funds between Accounts for any other purpose contemplated by this Agreement, the First Standstill Agreement or the Further Standstill Agreement.

6.2 Permanent Waiver

The Consenting Bondholders hereby confirm the waiver of the Permanently Waived Senior Bond Defaults.

6.3 Execution of this Agreement

The Eurobond Trustee, the Senior Bond Trustee, the Senior Agent (in its capacity as the Senior Representative of the Eurobond Finance Parties and of the Swap Creditor) and the LC Facility Agent hereby request that the Intercreditor Agent direct the Security Trustee and the Intercreditor Agent hereby directs the Security Trustee to execute and perform this Agreement.

7.  EUROBOND TRUSTEE’S COVENANTS

7.1 Not to Take Action

The Eurobond Trustee hereby agrees, in connection with any Temporarily Waived Eurobond Default, during the Standstill Period:

(a) not to take any of the actions set forth in Condition 11(a), (b), (c), (d) or (e) of the Eurobonds and not to Accelerate or to make any Statutory Demand for any of the Eurobonds;

(b) not to take any action under Condition 5.3.3(c) of the Eurobonds;

(c) not to take, seek to take or instruct the Intercreditor Agent to instruct the Security Trustee or to instruct the Security Trustee to take, any Other Enforcement Action;

(d) not to provide to the Account Bank a Payment Certificate; and

(e) not to deliver a Declaration of Intent to the Intercreditor Agent.

7.2 No Security Enforcement Action

The Eurobond Trustee hereby agrees that it will not:

(a) take any of the actions set forth in Conditions 11(a), (b), (c), (d) or (e) of the Eurobonds or to Accelerate or to make any Statutory Demand for any of the Eurobonds;

(b) take any action under Condition 5.3.3 of the Eurobonds;

(c) take, seek to take or deliver any notice to the Intercreditor Agent or the Security Trustee instructing the Intercreditor Agent to instruct the Security Trustee or instructing the Security Trustee to take, any Other Enforcement Action;

(d) provide the Account Bank with a Payment Certificate; or

(e) deliver a Declaration of Intent to the Intercreditor Agent;

in each case, by reason of any failure by the Issuer or any Guarantor to make any prepayment of the Coupons pursuant to Condition 5.3.1 of the Eurobonds, notwithstanding that any amount of the Loan (as defined in the Facility Agreement) has become due pursuant to clause 7.9(c) of the Facility Agreement; provided that any amounts paid by the Primary Hedge Counterparty, the Primary Hedge Counterparty Guarantor (or any Affiliate thereof) that would otherwise be applied in accordance with Clause 7.9(c) of the Facility Agreement have been deposited into the Collateral Holding Account in accordance with Clause 13.1(c).

8.  AES COVENANTS

8.1 Support to Restructuring

AES hereby agrees to act in good faith in providing support to the Restructuring process and any Restructuring plan, including the provision of key personnel (including J Turner (or alternative personnel of comparable capabilities), J Brandt, G Levesley and R Santoroski) for the Power Station and the Restructuring process, provided that in no circumstances shall AES be required to make any further debt or equity contributions. For the avoidance of doubt, for so long as AES is not in breach of Clause 8.2 (and subject to Clause 8.5), no disposal (directly or indirectly) of share capital of any Obligor by AES or any of its Affiliates shall be deemed to be a failure to provide support.

8.2 No Sale

AES hereby agrees to retain a direct or indirect holding of a majority of the share capital of each AES Drax Company.

8.3 Restructuring Plan

AES hereby agrees not to prevent any AES Drax Company from approving a Restructuring plan acceptable to the requisite Combined Senior Creditors, provided that no AES Drax

Company shall be required to approve any Restructuring plan solely on the basis that it is acceptable to any, some or all of the Combined Senior Creditors.

8.4 Procuring Breach

AES hereby agrees not to give directions to the Issuer or any Guarantor to breach any of the Issuer and Guarantors’ obligations in Clause 9, provided that any action taken by representatives of AES in their role as officers or directors of any AES Drax Company shall not, under any circumstances, be deemed to be an action of AES.

8.5 Limitation of Liability

For the avoidance of doubt, the Senior Creditors party to this Agreement hereby agree that the only recourse for breach of any of the covenants set out in Clauses 8.1 to 8.4 shall be the termination of this Agreement and no other claim may be made and no other remedy may be sought against AES by any person whatsoever in connection with any such breach, save that the Senior Creditors may seek and/or obtain injunctive relief from any court of competent jurisdiction to prevent a breach by AES of the covenant set out in Clause 8.2; provided that injunctive relief may not be sought in relation to AES’s failure to retain (directly or indirectly) any holding in any AES Drax Company if such failure is caused by or due to the enforcement by the High Yield Security Trustee (as defined in the Drax Energy Intercreditor Deed) of the High Yield Mortgage Over Shares (as defined in the Drax Energy Intercreditor Deed) or any Security Enforcement Action.

9.  ISSUER’S AND GUARANTORS’ COVENANTS

9.1 Notice of Insolvency Proceedings

The Issuer and each Guarantor hereby agrees to provide notice to each of the Senior Creditor Committees at the earliest practicable time prior to and, if reasonably practicable, not less than 30 days prior to, any proposal in relation to any proposed Insolvency Event of the Issuer or any Guarantor and consult in good faith with the Senior Creditor Committees in relation to such proposal.

9.2 Restructuring Proposal

The Issuer and each Guarantor hereby agrees to enter into good faith negotiations with the Senior Creditor Committees relating to a Restructuring plan.

9.3 Financial Model

The Issuer and each Guarantor hereby agrees to provide access to the draft of any financial model prepared in relation to the Restructuring.

9.4 Access to Information

The Issuer and each Guarantor hereby agrees to procure that all written material relating to the Restructuring that is provided by it to either of the Senior Creditor Committees or their respective advisers will be provided to the other Senior Creditor Committee and their respective advisers, provided that this obligation shall not relate to any written information prepared by either of the Senior Creditor Committees or their respective advisers based on written materials which have been provided to each Senior Creditor Committee as required hereby.

9.5 Fees

Other than as set out in the Finance Documents as in effect on the date hereof, the Issuer and each Guarantor hereby agrees not to pay, prior to the Standstill Termination Date, any fees to any Senior Bondholder, Eurobondholder, Swap Creditor, Couponholder or Hedging Bank, including in relation to the providing of any consent, waiver or amendment that may be required under any Finance Document, other than the fees set forth in:

(a) the fee letters between the Issuer and each of the members of the Ad Hoc Senior Bond Committee, dated on or about the date of this Agreement; and

(b) the fee letter between Target and InPower Limited, dated on or about the date of this Agreement.

9.6 Cash Flow Reports

The Issuer and each Guarantor hereby agrees to provide to the Senior Creditor Committees weekly cash flow reports and accounts, such reports and accounts to be prepared in consultation with PricewaterhouseCoopers.

9.7 Terms of Engagement

The Issuer and each Guarantor hereby agrees, to the extent that the scope of the services required of PricewaterhouseCoopers is not covered by the terms of its engagement letter as at the date of this Agreement, to approve changes to the terms of engagement to extend the scope of the services required of PricewaterhouseCoopers (including the payment by the Issuer or any Guarantor of reasonable fees therefor) as reasonably required by the Senior Creditors Committees in relation to the Restructuring.

10. ISSUER’S AND GUARANTORS’ REPRESENTATIONS AND WARRANTIES

The Issuer and each Guarantor represents and warrants to each of the other parties hereto that, as of the Standstill Date:

(a) it is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b) it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated hereby;

(c) this Agreement constitutes its legal, binding, valid and enforceable obligations (it being understood that in this context “enforceable” means that such an obligation is of a type which, and is contained in a document which is in a form which, is customarily enforced by the courts in the applicable jurisdiction); and

(d) other than the Temporarily Waived Senior Bond Defaults, the Temporarily Waived Eurobond Defaults, the Permanently Waived Senior Bond Defaults, those defaults contained in the Sixth Supplemental Bond Trust Deed (as executed in the form attached as Exhibit 5 to the First Standstill Agreement) and those defaults contained in a waiver letter dated 26 November 2002 regarding, inter alia, the terms of the insurance cover renewed by Drax Power, to its actual knowledge, after due inquiry, no Senior Bond Default or Eurobond Default has occurred and is continuing.

11. INDEMNITY

11.1 Indemnity

Subject to the conditions set forth in Clauses 11.2, 11.3 and 11.4, the Issuer and each Guarantor (each an “Indemnifying Party”) shall indemnify each member of the Ad Hoc Senior Bond Committee and such member’s directors, officers, and agents (each an “Indemnified Party”) for any loss, claim, liability or judgement arising in connection with or as a consequence of the Indemnified Parties:

(a) granting or not granting any consent, approval, instruction or waiver under:

(i) the definition of “Standstill Document” in connection with designating any other document to be a “Standstill Document”,

(ii) paragraph (c) of the definition of “Termination Event”,

(iii) Clause 2;

(iv) Clause (iii) or (iv) of Schedule 15 to the Group Account Agreement,

(v) Clause 6.1(b)(i) or Clauses 13.2(a) or 13.2(e), or

(b) having a right to be consulted and/or being consulted or negotiating under:

(i) paragraphs (i) and (j) of the definition of “Permanently Waived Senior Bond Defaults”, and/or

(ii) Clauses 9.1, 9.2 or 9.7;

provided that no Indemnifying Party shall be liable to any Indemnified Party for any such loss, claim, liability or judgement if caused by the gross negligence or wilful misconduct of any Indemnified Party.

11.2 No Consenting Bondholder Action

Each Consenting Bondholder agrees that it shall not (and that it shall procure that its directors, officers and agents will not) make any claim whatsoever against any Indemnified Party and shall not (and that it shall procure that its directors, officers and agents will not) take, commence or acquiesce to any action or proceedings against an Indemnified Party in respect of any action, decision, consent, approval or waiver taken or granted by such Indemnified Party as a member (or a director, officer or agent of such member) of the Ad Hoc Senior Bond Committee.

11.3 No Settlement absent Consent

No Indemnified Party shall, without the consent of the Indemnifying Parties (such consent not to be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgement with respect to, any pending or threatened action in respect of which the

Indemnified Party is or could have been a party and an indemnity may be or could have been sought under this Clause 11, unless:

(a) the Indemnifying Party either:

(i) has not assumed the defence of the action; or

(ii) having assumed the defence of the action, has failed to make reasonable efforts to pursue the defence; and

(b) such settlement, compromise or consent:

(i) includes an unconditional release of the Indemnified Party and the Indemnifying Party from all liability on claims that are or could have been the subject of such action; and

(ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of, the Indemnified Party; and

(c) 45 days following delivery of a request from the Indemnified Party to an Indemnifying Party for reimbursement for the fees and expenses of counsel which have been incurred by the Indemnified Party as a result of the occurrence of the circumstances in Clause 11.3(a)(i) or 11.3(a)(ii), the Indemnifying Party (or any Affiliate thereof) has failed to make such payment.

11.4 Process Control

(a) If any action is commenced against any Indemnified Party in respect of which indemnity may be sought pursuant to this Clause 11, the Indemnified Party shall promptly give notice to the Issuer giving reasonable details of the action.

(b) Any Indemnifying Party may, by delivering notice to the Indemnified Party to that effect, assume the defence of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel.

(c) If the Indemnifying Party assumes the defence of any action then, the Indemnified Party shall cooperate with the Indemnifying Party, provided that the Indemnified Party may employ separate counsel in such action and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party has received consent in writing to the employment of such counsel.

11.5 Survival

This Clause 11 will survive the termination of this Agreement for a period of two years after the Standstill Termination Date.

12. EQUALISATION FEE

(a) The Issuer and the Guarantors hereby agree that a fee (the “Equalisation Fee”) of £266,666.67 (inclusive of value added tax, if any) shall accrue monthly starting from and including 1 January 2003 during each month until the Standstill Termination Date (and pro rata in respect of the month in which the Standstill Termination Date falls), which shall be paid by the Issuer to all the Senior Bondholders (for the account of such holders pro rata to the Sterling Equivalent of the principal amount of Senior Bonds held by them) on each date, if any, on which the Banks receive interest with a Margin in excess of the Margin in effect on 13 October 2002 (“Excess Margin”).

(b) The Equalisation Fee shall be reduced pro rata to the extent that during any period falling after 1 January 2003 and during each month until the Standstill Termination Date, the interest due and payable on the Loan does not accrue with an interest rate including the Excess Margin.

(c) The Senior Agent hereby instructs the Intercreditor Agent in accordance with Clause 4.4 of the Intercreditor Deed to agree, and the Intercreditor Agent hereby agrees, to the accrual and payment of the Equalisation Fee by the Issuer to the Senior Bondholders in accordance with this Clause 12.

13. ACCOUNTS

13.1 Collateral Holding Account Agreement

(a) The Consenting Bondholders hereby consent to and authorise the Senior Bond Trustee to perform, and the Senior Bond Trustee agrees that it shall perform the Collateral Holding Account Agreement.

(b) The Eurobond Trustee, the Senior Bond Trustee, the Senior Agent (in its capacity as the Senior Representative of the Eurobond Finance Parties and of the Swap Creditor) and the LC Facility Agent hereby request that the Intercreditor Agent direct the Security Trustee and the Intercreditor Agent hereby directs the Security Trustee to perform the Collateral Holding Account Agreement.

(c) The parties hereto agree that any amount paid by the Primary Hedge Counterparty, the Primary Hedge Counterparty Guarantor (or any Affiliate thereof) that would otherwise be applied in accordance with Clause 7.9(c) of the Facility Agreement shall be deposited into the Collateral Holding Account and held or applied in accordance with the Collateral Holding Account Agreement.

(d) The parties hereto agree that the bank designated in the Collateral Holding Account Agreement to hold the Collateral Holding Account may deduct fees and costs associated with the Collateral Holding Account from the Proceeds Account.

13.2 Debt Service Reserve Account

(a) The Senior Bond Trustee, the Senior Agent (in its capacity as the Senior Representative of the Eurobond Finance Parties and of the Swap Creditor) and the LC Facility Agent hereby direct the Intercreditor Agent to direct the Security Trustee, and the Intercreditor Agent hereby directs the Security Trustee (and Drax Power hereby consents to such direction) to withdraw, pursuant to clause 4.6(j) of the Group Account Agreement, upon receipt of an instruction in writing from the Senior Creditor Committees, the amount set forth in such notice from the Debt Service Reserve

Account as soon as reasonably practicable and in any event within two Business Days of such notice being received and transfer such amount to the Proceeds Account.

(b) The Consenting Bondholders hereby authorise the Senior Bond Trustee to make the request set out in sub-clause (a) above.

(c) The Security Trustee hereby confirms that it shall act in accordance with the direction of the Intercreditor Agent as set out in sub-clause (a) above.

(d) Drax Power hereby agrees that it shall not withdraw any amounts from the Debt Service Reserve Account during the Standstill Period without the consent, in each case, of the Senior Creditor Committees, other than in accordance with Clause 13.2(a).

13.3 Insurance Reserve Account

(a) The Eurobond Trustee and Drax Power hereby agree, for the purpose of Section 4.17(b) of the Group Account Agreement, that no amount is required to be transferred from the Proceeds Account to the Insurance Reserve Account on any Transfer Date falling after 30 June 2002.

(b) The Eurobond Trustee and Drax Power hereby agree, for the purposes of Section 4.17(d) of the Group Account Agreement, that no amount is required to be transferred from the Holding Account to the Insurance Reserve Account on any Transfer Date falling after 30 June 2002.

13.4 Intercreditor Agent

(a) Each Consenting Bondholder hereby authorises the Senior Bond Trustee to direct the Intercreditor Agent to consent to;

(b) each of the Senior Bond Trustee, the Senior Agent (in its capacity as Senior Representative of the Eurobond Finance Parties and of the Swap Creditor) and the LC Facility Agent hereby directs the Intercreditor Agent to consent to; and

(c) the Intercreditor Agent hereby consents to:

the maintaining of the Collateral Financing Account and the Cash Cover Account (as defined in the credit facility agreement between Drax Power and National Westminster Bank Plc dated on or about the date of the First Standstill Agreement).

14. ACKNOWLEDGEMENTS

(a) The Eurobond Trustee confirms that the principal amount of the Loan (as defined in the Facility Agreement) outstanding on the date hereof is £842,555,000.

(b) The Senior Bond Trustee confirms that the principal amount of the Senior Bonds outstanding on the date hereof is £200,000,000 and $302,400,000.

(c) The parties hereto acknowledge that:

(i) Clause 14.1(a) Third of the Intercreditor Deed provides that proceeds of enforcement of security conferred by the Security Documents are generally to be applied, subject to prior ranking claims, pari passu among the Combined Senior Creditors in respect of the Combined Senior Debt (other than (i) principal amounts of the Eurobonds and any default interest thereon and (ii) and any Senior Bonds which are defeased). The Combined Senior Debt includes, without limitation (a) the Senior Bonds, (b) the unmatured Coupons on the Eurobonds (which, if the Eurobonds are accelerated, shall immediately become due and payable at their NPV Coupon Amount) and (c) the Hedging Debt;

(ii) Clause 3.1(a) of the Calculation Agency Agreement provides that it is the intent of the parties to that agreement that “in the event of an Early Termination Date under the Swap Transactions, the aggregate of (i) the aggregate NPV Coupon Amount in respect of all unmatured Coupons on the Early Termination Date plus (ii) any other amount due and payable to InPower under the Eurobond Documents (which, for the avoidance of doubt, does not include any Early Redemption Amount) plus (iii) the net amount due and payable to InPower (if any) under the Terminated Transactions to which InPower and Harich are party minus (iv) the net amount due and payable by InPower and Harich (if any) under the Terminated Transactions to which InPower and Harich are party will be approximately equal to (but not less than) the amount due and payable by InPower under the Facility Agreement on such date”;

(iii) Clause 3.3 of the Calculation Agency Agreement provides that “the Calculation Agent shall make all determinations and calculations pursuant to the Swap Transaction Documents and this Agreement in a manner which ensures that the intention referred to in Clause 3.1 is carried out and, to that end, the Calculation Agent shall on behalf of all parties to this Agreement modify the provisions of the Swap Transaction Documents and this Agreement so far (but only so far) as is necessary to ensure the same”.

(d) The parties hereto acknowledge that the provisions of Clause 30.11 of the Intercreditor Deed apply in relation to any action taken by the Intercreditor Agent in entering into and pursuant to or in connection with this Agreement.

(e) The parties hereto acknowledge that the provisions of and Clause 6 of Schedule 6 to the Intercreditor Deed apply in relation to any action taken by the Security Trustee pursuant to or in connection with this Agreement.

(f) Drax Power and the Security Trustee acknowledge that the charge over cash referred to in paragraph (a)(vii) of Schedule 1 to the First Standstill Agreement constitutes a first ranking security interest over the Cash Cover Account (as defined therein).

15. AMENDMENTS

Except as expressly provided herein, the terms of this Agreement may be modified, amended or waived only by an instrument in writing executed by each party to this Agreement.

16. CONTINUING EFFECT

(a) Except as expressly provided herein and in any of the other Standstill Documents, the Intercreditor Deed and the other Finance Documents shall remain unchanged and shall continue in full force and effect and are in all respects ratified and confirmed, and no Senior Creditor has waived, or shall be deemed to have waived, by virtue of the passage of time or any other circumstance whatsoever, any of its rights, powers, privileges or remedies under any Finance Document or any applicable law, all of which are expressly reserved (including, on and after the Standstill Termination Date, with respect to any Temporarily Waived Senior Bond Default or Temporarily Waived Eurobond Default that is continuing at such time).

(b) Subject to Clauses 8 and 9 hereof, each party hereto (other than the Security Trustee, the Senior Bond Trustee and the Intercreditor Agent) hereby agrees and covenants that it shall, during the Standstill Period, negotiate in good faith with the other parties hereto in an effort to arrive at an agreement for a Restructuring; provided that nothing set forth in this Agreement shall be construed so as to require any party hereto to agree to the terms of any modification proposed by any other party hereto to the Finance Documents or any other document or agreement to which it is a party.

(c) Nothing in this Agreement shall limit the accrual of interest, fees or other amounts under any Finance Document in accordance with the terms thereof during the Standstill Period.

17. VALIDITY OF AGREEMENT

If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

18. REMEDIES

(a) Except as expressly provided herein, no failure on the part of any party to this Agreement to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder or under any Finance Document shall operate as a waiver thereof; nor shall any single or partial exercise by any or all of such parties of any right, power or remedy hereunder or under any Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) Each party hereto acknowledges and hereby agrees that, from and after the Standstill Termination Date, the obligations set forth in Clauses 4.1 and 7.1 shall terminate and be of no further force or effect, and each Senior Creditor shall be entitled, in accordance with the Finance Documents, to exercise and enforce, or to take steps to exercise and enforce, any and all other rights, powers, privileges and remedies available to it under the Finance Documents or applicable law as a consequence of any Senior Bond Default or Eurobond Default that exists at such time.

(c) Notwithstanding anything else in this Agreement, but save for those things that each of the Security Trustee, the Senior Bond Trustee or the Eurobond Trustee is expressly directed to do in this Agreement and the other Standstill Documents, none of the Security Trustee, the Senior Bond Trustee or the Eurobond Trustee shall be obliged to take any action in relation to this Agreement or any other Standstill Document unless directed or requested to do so by the Intercreditor Agent (in the case of the Security Trustee), the Majority Bondholders (in the case of the Senior Bond Trustee) or the Bank Security Trustee (in the case of the Eurobond Trustee) and in each case only if it shall be indemnified to its satisfaction against all liabilities to which it may thereby render itself liable or which it may incur by so doing.

(d) The parties to this Agreement hereby agree that in acting under this Agreement and the other Standstill Documents, the Security Trustee, the Senior Bond Trustee, the Eurobond Trustee and the Intercreditor Agent shall be entitled to, and to rely upon, all the protections afforded to them under the Intercreditor Deed, the Senior Bond Indenture and the Bond Trust Deed as if the same were set out herein mutatis mutandis.

(e) The Security Trustee shall not be liable for any liabilities suffered by any party to this Agreement or any other Senior Creditor by reason of the entry into this Agreement or the performance or otherwise of the terms hereof save for any such liabilities arising by virtue of a breach of trust by the Security Trustee or the wilful default, fraud or gross negligence of the Security Trustee.

19. FINANCE DOCUMENT

Without limiting any other provisions of this Agreement, Clauses 11 and 12 (but no other clauses of this Agreement) and the fee letters referred to in Clause 9.5 shall be deemed to be Finance Documents for purposes of Clause 14 of the Intercreditor Deed.

20. COUNTERPARTS; DELIVERY BY FACSIMILE

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

21. NO ASSIGNMENT

None of the parties to this Agreement may assign any of their rights or transfer any of their obligations under this Agreement, provided that any of the Eurobond Trustee, the Senior Bond Trustee, the Senior Agent, the Intercreditor Agent or the Security Trustee may assign their rights and transfer their obligations to any successor Eurobond Trustee, Senior Bond Trustee, Senior Agent, Intercreditor Agent or Security Trustee respectively.

22. NOTICES

Any communication or document to be sent or delivered by one person to another pursuant to this Agreement shall be sent or delivered to it:

(a) by leaving it at (or mailing it by first class prepaid post to) the address identified with its signature below marked for the attention of the person so identified (or such other address or person as it may have specified at least two Business Days previously); or

(b) by fax to the fax number identified with its signature below marked for the attention of the person so identified (or such other fax number as it may have specified at least two Business Days previously), anything sent by post being deemed to have been delivered on the third day following the date of posting and anything sent by fax being deemed to have been delivered when transmission has been completed.

23. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no rights under The Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

24. GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with English law.

25. JURISDICTION

25.1 English Courts

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Deed (“Proceedings”) may be brought in such courts.

25.2 Submission to Jurisdiction

Each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. the taking of Proceedings in any other jurisdiction (whether concurrently or not).

Schedule 1

CONDITIONS PRECEDENT

Each of the Senior Creditor Committees shall have received:

(a) a fully executed and unconditional (or conditional only upon this Agreement being unconditional) copy of the Third InPower Standstill Agreement in the form attached hereto as Exhibit 6;

(b) certificates signed by an officer of Drax Power and Drax Holdings confirming that (i) the Exposure of each Hedging Bank as of the date hereof is nil and (ii) no Additional Bonds have been issued;

(c) confirmation to the Intercreditor Agent from each of the (i) the Senior Bond Trustee, (ii) the Eurobond Trustee, (iii) the Senior Agent and (iv) the LC Facility Agent, in the forms attached hereto as Exhibits 1, 2, 3 and 4, respectively;

(d) confirmation from Milbank, Tweed, Hadley & McCloy addressed to the Eurobond Trustee, the Senior Bond Trustee, the Intercreditor Agent and the Issuer in the form attached hereto as Exhibit 5;

1

Schedule 2

ACCESSION DEED

THIS DEED is made on               200•

BY • the (the “Acceding Senior Bondholder”); and WHEREAS:

(A) This deed is supplemental to the Third Standstill Agreement dated July 2003 (the “Third Standstill Agreement”) between, inter alios, Drax Holdings Limited, certain of its affiliates, certain of its senior creditors and their respective agents.

(B) This deed has been entered into to record the accession of the Acceding Senior Bondholder as a Consenting Bondholder pursuant to the provisions of Clause 4.2 of the Third Standstill Agreement.

NOW THIS DEED WITNESSES as follows:

DEFINITIONS

Terms defined in the Third Standstill Agreement shall have the same meaning when used in this deed.

ACCESSION OF ACCEDING SENIOR BONDHOLDER

1.1 The Acceding Senior Bondholder hereby agrees to become, with immediate effect, a Consenting Bondholder and agrees to be bound by all of the terms of the Third Standstill Agreement as if it had originally been party thereto as a Consenting Bondholder thereunder.

1.2 The Acceding Senior Bondholder confirms that its address details for notices in relation to Clause 22 of the Third Standstill Agreement are as follows:

Address:

Facsimile:

Attention:

LAW

This deed shall be governed by and construed in all respects in accordance with English law.

OTHER PARTIES ENTITLED TO ENFORCE

It is intended that each party to the Third Standstill Agreement from time to time shall have the benefit of this deed and shall be entitled to enforce the terms of this deed under the Contracts (Rights of Third Parties Act) 1999.

IN WITNESS whereof this deed has been duly executed the day and year first before written.

The Acceding Bondholder

Executed as a deed by	)
)
•	)
)
acting by

and

Authorised Signatory

Authorised Signatory

Schedule 3

TERMINATION NOTICE

[Date]

Each of the parties to the Third Standstill Agreement referred to below

Ladies and Gentlemen

Third Standstill Agreement dated        July 2003: Termination Notice

We refer to the Third Standstill Agreement dated July 2003 (the “Further Standstill Agreement”) between AES Drax Power Limited, certain of its affiliates, certain of its senior creditors and their agents named therein. Terms defined in the Third Standstill Agreement shall have the same meanings herein.

We hereby notify that this letter constitutes a Termination Notice pursuant to Clause 3.1 of the Third Standstill Agreement.

We hereby confirm that we are acting on the instruction [of Consenting Bondholders who constitute the Majority Bondholders] [the Bank Security Trustee set out in a letter dated [ ] delivered under the Third InPower Standstill Agreement].

Very truly yours,

[Senior Bond Trustee] [Eurobond Trustee]

1

Exhibit 1

[ON THE LETTERHEAD OF BANK OF NEW YORK]

TO:	Deutsche Trustee Company Limited as Intercreditor Agent
under the Intercreditor Deed as defined below
Winchester House
1 Great Winchester Street
London EC2N 2DB

Facsimile: 020 7547 1089

Attention: The Managing Director

___ July 2003

Ladies and Gentlemen,

Third Standstill Agreement to be entered into between AES Drax Holdings Limited, AES Drax Power Limited, AES Corporation, certain Senior Bondholders, JPMorgan Chase Bank as Eurobond Trustee, The Bank of New York as Senior Bond Trustee, Deutsche Bank AG London as Senior Agent, Deutsche Trustee Company Limited as Intercreditor Agent, National Westminster Bank Plc as LC Facility Agent, JPMorgan Chase Bank as Security Trustee and others in the agreed form (the "Third Standstill Agreement")

We refer to the Third Standstill Agreement. Terms defined in the Third Standstill Agreement have the same meaning when used herein.

This confirmation is being given under item (c) of Schedule 1 to the Third Standstill Agreement and Clause 30.8 of the Intercreditor Deed.

As Senior Bond Trustee, we confirm that we are authorised, in accordance with the Senior Bond Indenture, to execute and perform our obligations under the Third Standstill Agreement and the matters and transactions contemplated by it.

We agree to advise you if this ceases to be the case at any time prior to execution of the Third Standstill Agreement by you. This confirmation shall continue to be effective and may be relied on by you until you receive notice from us to the contrary.

Yours faithfully

.............................................................................
For and on behalf of
The Bank of New York, as Senior Bond Trustee

Exhibit 2

[ON THE LETTERHEAD OF JPMORGAN CHASE BANK]

TO:	Deutsche Trustee Company Limited as Intercreditor Agent
under the Intercreditor Deed as defined below
Winchester House
1 Great Winchester Street
London EC2N 2DB

Facsimile: 020 7547 1089

Attention: The Managing Director

[     ] July 2003

Dear Sirs,

Third Standstill Agreement to be entered into between AES Drax Holdings Limited, AES Drax Power Limited, AES Corporation, certain Senior Bondholders, JPMorgan Chase Bank as Eurobond Trustee, The Bank of New York as Senior Bond Trustee, Deutsche Bank AG London as Senior Agent, Deutsche Trustee Company Limited as Intercreditor Agent, National Westminster Bank Plc as LC Facility Agent, JPMorgan Chase Bank as Security Trustee and others in the agreed form (the "Third Standstill Agreement")

We refer to the Third Standstill Agreement. Terms defined in the Third Standstill Agreement have the same meaning when used herein.

This confirmation is being given under clause 30.8 of the Intercreditor Deed.

As Eurobond Trustee, we confirm that we are authorised, in accordance with the Bond Trust Deed (as defined in the Intercreditor Deed), to execute and perform our obligations under the Third Standstill Agreement and the matters and transactions contemplated by it.

We agree to advise you if this ceases to be the case at any time prior to execution of the Third Standstill Agreement by you. This confirmation shall continue to be effective and may be relied on by you until you receive notice from us to the contrary.

Yours faithfully

.................................................................
For and on behalf of
JPMorgan Chase Bank as Eurobond Trustee

Exhibit 3

[ON THE LETTERHEAD OF DEUTSCHE BANK]

TO:	Deutsche Trustee Company Limited as Intercreditor Agent
under the Intercreditor Deed as defined below
Winchester House
1 Great Winchester Street
London EC2N 2DB

Facsimile: 020 7547 1089

Attention: The Managing Director

[   ] July 2003

Dear Sirs,

Third Standstill Agreement to be entered into between AES Drax Holdings Limited, AES Drax Power Limited, AES Corporation, certain Senior Bondholders, JPMorgan Chase Bank as Eurobond Trustee, The Bank of New York as Senior Bond Trustee, Deutsche Bank AG London as Senior Agent, Deutsche Trustee Company Limited as Intercreditor Agent, National Westminster Bank Plc as LC Facility Agent, JPMorgan Chase Bank as Security Trustee and others in the agreed form (the "Third Standstill Agreement")

We refer to the Third Standstill Agreement. Terms defined in the Third Standstill Agreement have the same meaning when used herein.

This confirmation is being given under clause 30.8 of the Intercreditor Deed.

As Senior Representative for the Eurobond Finance Parties and the Swap Creditor, we confirm that we are authorised, in accordance with the Eurobond Documents and the Target Swap Documents (as defined in the Intercreditor Deed), to execute and perform our obligations under the Third Standstill Agreement and the matters and transactions contemplated by it.

We agree to advise you if this ceases to be the case at any time prior to execution of the Third Standstill Agreement by you. This confirmation shall continue to be effective and may be relied on by you until you receive notice from us to the contrary.

Yours faithfully

........................................................
For and on behalf of
Deutsche Bank AG London

Exhibit 4

[ON THE LETTERHEAD OF NATWEST]

TO:	Deutsche Trustee Company Limited as Intercreditor Agent
under the Intercreditor Deed as defined below
Winchester House
1 Great Winchester Street
London EC2N 2DB

Facsimile: 020 7547 1089

Attention: The Managing Director

[   ] July 2003

Dear Sirs,

Third Standstill Agreement to be entered into between AES Drax Holdings Limited, AES Drax Power Limited, AES Corporation, certain Senior Bondholders, JPMorgan Chase Bank as Eurobond Trustee, The Bank of New York as Senior Bond Trustee, Deutsche Bank AG London as Senior Agent, Deutsche Trustee Company Limited as Intercreditor Agent, National Westminster Bank Plc as LC Facility Agent, JPMorgan Chase Bank as Security Trustee and others in the agreed form (the "Third Standstill Agreement")

We refer to the Third Standstill Agreement. Terms defined in the Third Standstill Agreement have the same meaning when used herein.

This confirmation is being given under clause 30.8 of the Intercreditor Deed.

As LC Facility Agent, we confirm that we are authorised, in accordance with the LC Finance Documents (as defined in the Intercreditor Deed), to execute and perform our obligations under the Third Standstill Agreement and the matters and transactions contemplated by it.

We agree to advise you if this ceases to be the case at any time prior to execution of the Third Standstill Agreement by you. This confirmation shall continue to be effective and may be relied on by you until you receive notice from us to the contrary.

Yours faithfully

..........................................................
For and on behalf of
National Westminster Bank plc

Exhibit 5

[LETTERHEAD OF MILBANK, TWEED, HADLEY & McCLOY]

[__] July 2003

AES Drax Holdings Limited,
   as Issuer

JP Morgan Chase Bank,
   as Eurobond Trustee

The Bank of New York,
   as Senior Bond Trustee

Deutsche Trustee Company Limited,
   as Intercreditor Agent

Ladies and Gentlemen:

Reference is made to the Third Standstill Agreement dated [___] July 2003 among the AES Drax companies parties thereto, the Consenting Bondholders named therein, and the other parties named therein (the “Standstill Agreement”). Terms used in this letter and defined in the Standstill Agreement are used as defined therein.

This letter is being delivered to you pursuant to Item (d) of Schedule 1 to the Standstill Agreement.

We confirm that:

(a) we have received representations from the Consenting Bondholders party to the Standstill Agreement as of the date hereof, or their agents, as to the Sterling Equivalent (as defined in the Senior Bond Indenture) of Senior Bonds they own;

(b) on the basis of such representations, we have calculated that the aggregate Sterling Equivalent of Senior Bonds held by such Consenting Bondholders is £[________].

Based on the representations included in the Standstill Agreement and in accordance with the terms of the Senior Bond Indenture, Holders of Senior Bonds of the Sterling Equivalent of more than £200,000,000 would represent the Majority Holders (as defined in the Senior Bond Indenture).

Exhibit 6

FORM OF FURTHER INPOWER STANDSTILL AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Standstill Agreement to be executed and acknowledged by their respective officers or representatives thereunto duly authorised, on the date first above written.

AES DRAX HOLDINGS LIMITED

By:

Name:
Title:

Address:	37 Kew Foot Road
Richmond
Surrey TW9 2SS
Fax:	+44 (0)20 8334 5300
Attn:	John Turner

THE AES CORPORATION

By:

Name:
Title:

Address:	The AES Corporation
1001 North 19th Street
Arlington
VA 22209
Fax:	+1 703 528 4510
Attn:	Joseph C. Brandt

AES DRAX POWER LIMITED

By:

Name:
Title:

Address:	37 Kew Foot Road
Richmond
Surrey TW9 2SS
Fax:	+44 (0)20 8334 5300
Attn:	John Turner

1

AES DRAX LIMITED

By:

Name:
Title:

Address:	37 Kew Foot Road
Richmond
Surrey TW9 2SS
Fax:	+44 (0)20 8334 5300
Attn:	John Turner

AES DRAX FINANCING LIMITED

By:

Name:
Title:

Address:	37 Kew Foot Road
Richmond
Surrey TW9 2SS
Fax:	+44 (0)20 8334 5300
Attn:	John Turner

AES DRAX ELECTRIC LIMITED

By:

Name:
Title:

Address:	37 Kew Foot Road
Richmond
Surrey TW9 2SS
Fax:	+44 (0)20 8334 5300
Attn:	John Turner

AES DRAX ACQUISITION LIMITED

By:

Name:
Title:

Address:	37 Kew Foot Road
Richmond
Surrey TW9 2SS
Fax:	+44 (0)20 8334 5300
Attn:	John Turner

[bondholder execution page pro forma]

Executed as a deed by [NAME OF	)
SENIOR BONDHOLDER]	)
acting by [NAME OF AGENT]	)	By:
who is acting as attorney-in-fact	)
under the authority of [NAME OF	)	Name:
SENIOR BONDHOLDER]	)	Title:
)
	)	Date of Execution:

Address:

Fax:
Attn:

JPMORGAN CHASE BANK,
as Eurobond Trustee

By:

Name:
Title:

Address:	9 Thomas More Street
London
E1W 1YT
Fax:	+44 (0)20 7777 5410
Attn:	Trust Administration

THE BANK OF NEW YORK,
as Senior Bond Trustee

By:

Name:
Title:

Address:	The Bank of New York
Floor 21W, 101 Barclay Street
New York, NY 10286

Fax:	1 212 815 5917
Attn:	Corporate Trust Administration

With a copy of all notices to:

Address:	48th Floor
One Canada Square
London
E14 5AL

Fax:	+44 (0)20 7964-6399
Attn:	Corporate Trust Services

DEUTSCHE BANK AG LONDON,
as Senior Agent

By:		By:

Name:		Name:
Title:		Title:

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax:
Attn:

DEUTSCHE TRUSTEE COMPANY LIMITED,
as Intercreditor Agent

By:		By:

Name:		Name:
Title:		Title:

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax:	+44 (0)20 7547-1089
Attn:	The Managing Director

NATIONAL WESTMINSTER BANK PLC,
as LC Facility Agent

By:

Name:
Title:

Address:

Fax:
Attn:

JPMORGAN CHASE BANK,
as Security Trustee

By:

Name:
Title:

Address:	9 Thomas More Street
London
E1W 1YT
Fax:	+44 (0)20 7777 5410
Attn: